Registration Statement No. 333–218604–02
Dated October 4, 2017
Securities Act of 1933; Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. I–G TO PROSPECTUS SUPPLEMENT
DATED JUNE 30, 2017 TO PROSPECTUS DATED JUNE 30, 2017

Credit Suisse AG

Securities Linked to the Performance of One or More Equity Securities, Indices, Exchange-Traded Funds or a Basket

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This product supplement sets forth terms that will apply generally to the securities offered by this product supplement, which we refer to as the “securities.” The specific terms of a particular issuance of securities, including the calculation of any amount due on the securities, will be set forth in a pricing supplement that we will deliver in connection with that issuance. You should read this product supplement together with such pricing supplement, any accompanying underlying supplements or other product supplements, as applicable, the prospectus supplement and the prospectus, which we refer to collectively as the “offering documents.” If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

The securities are senior unsecured medium-term notes issued by Credit Suisse AG, acting through one of its branches, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket of underlyings, as specified in the applicable pricing supplement. We refer generally to each index (a “reference index”), exchange-traded fund (a “reference fund”) and equity security of an issuer (a “reference share” of a “reference share issuer,” respectively) as an “underlying,” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the securities will be linked will be specified in the applicable pricing supplement. As used in this product supplement, the term “reference shares” includes securities issued through depositary arrangements in respect of foreign underlying securities (“ADSs”). For reference shares that are ADSs, the term “reference share issuer” refers to the issuer of the foreign equity securities underlying the ADSs. If the securities are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable product supplement, pricing supplement or other supplement.

The securities may be subject to an automatic redemption and/or may be redeemable at our option, in each case in whole or in part, at such percentage of the principal amount as may be specified in the applicable pricing supplement, together with any applicable coupons. We refer to such automatic redemption and redemption at our option as an “early redemption.” The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.

The maturity date of the securities will be specified in the applicable pricing supplement, subject to postponement if the scheduled maturity date is not a business day or if the relevant valuation date(s) are postponed, and subject to acceleration and early redemption, if applicable. Unless previously accelerated, redeemed, or purchased by us and cancelled, the securities will be redeemed on the maturity date for an amount in cash or delivery of one or more underlyings determined as set forth in the applicable pricing supplement.

The applicable pricing supplement will specify whether, and under what conditions, coupons will be paid on the securities and the applicable rate per annum as well as any other terms and conditions relating to the calculation and payment of such coupons.

The securities will not be listed on any securities exchange.

Please refer to “Risk Factors” beginning on page PS-3 of this product supplement for risks related to an investment in the securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

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The date of this product supplement is October 4, 2017

Table of Contents

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Page

Summary	PS-1
Risk Factors	PS-3
Supplemental Use of Proceeds and Hedging	PS-17
Description of the Securities	PS-19
The Underlyings or Basket	PS-40
Material United States Federal Income Tax Considerations	PS-42
ERISA Considerations	PS-52
Underwriting (Conflicts of Interest)	PS-54
Notice to Investors	PS-56

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We are responsible for the information contained and incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus. As of the date of this product supplement, we have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

The securities described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.

We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the offering documents and the offering of the securities in some jurisdictions may be restricted by law. If you possess the offering documents, you should find out about and observe these restrictions. The offering documents are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Underwriting (Conflicts of Interest)” section of this product supplement.

In the offering documents, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse AG (“Credit Suisse”) and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

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Summary

The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read the relevant offering documents, including this product supplement, carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the “Risk Factors” section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth and incorporated by reference elsewhere in this product supplement, any accompanying underlying supplements or other product supplements, as applicable, the prospectus supplement and prospectus. The pricing supplement for the securities will contain certain specific information and terms of that offering and may also add, update or change the information contained in the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement. It is important for you to consider the information contained in all the offering documents in making your investment decision.

What are the securities and how are payments or deliveries on the securities determined?

The securities are senior unsecured medium-term notes issued by us, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. Subject to acceleration and early redemption, if applicable, any amount due on the securities will be determined as set forth in the applicable pricing supplement.

Any amount due on the securities is subject to our ability to meet our obligations as they become due.

Do the securities guarantee the return of my investment?

Any amount due on the securities will be determined pursuant to the terms described in the applicable pricing supplement. The applicable pricing supplement will specify the circumstances in which you could lose some or all of your investment, as applicable. In addition, any amount due on the securities is subject to our ability to meet our obligations as they become due.

Will I receive coupons on the securities?

The applicable pricing supplement will specify whether, and under what conditions, coupons will be paid on the securities and the applicable rate per annum, as well as any terms and conditions relating to the calculation and payment of such coupons.

Are there risks involved in investing in the securities?

An investment in the securities involves risks. Please see the “Risk Factors” section beginning on page PS-3.

What will I receive if you redeem the securities?

If applicable, we may redeem the securities prior to maturity under circumstances as set forth in the applicable pricing supplement. If the securities are redeemed prior to the maturity date, you will receive only the amount specified in the applicable pricing supplement, and any applicable coupons to, and including, the early redemption date. In this case, you will lose the opportunity to be paid coupons, if any, or participate in the performance of any underlying or the basket from the early redemption date to the originally scheduled maturity date. For additional information, please refer to “Description of the Securities — Early redemption; defeasance” herein.

Will there be an active trading market in the securities?

The securities will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the securities. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the price to public and the estimated value of the securities on the trade date. The estimated value of the securities on the cover of the applicable pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else is equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the trade date, the secondary market price of your securities will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of time to be specified in the applicable pricing supplement.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

Will the securities be distributed by affiliates of the Issuer?

Credit Suisse Securities (USA) LLC (“CSSU”) is one of our wholly owned subsidiaries. Any offering in which CSSU participates will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the securities to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Underwriting (Conflicts of Interest)” herein.

What are the United States federal income tax consequences of investing in the securities?

Please refer to “Material United States Federal Income Tax Considerations” herein for a discussion of certain United States federal income tax considerations for making an investment in the securities.

Risk Factors

A purchase of the securities involves risks. This section describes significant risks relating to the securities. You should read the following information about these risks, together with the other information contained or incorporated by reference in the other offering documents before investing in the securities.

General Risks Relating to the Securities

The securities are subject to the credit risk of Credit Suisse

Investors are dependent on Credit Suisse’s ability to pay or deliver all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

Your actual yield on the securities may be different from the amount of any payment you receive on the securities in real value terms

Regardless of any amount you receive on the securities, you may nevertheless suffer a loss on your investment in the securities in real value terms. This is because inflation may cause the real value of any payment you receive on the securities to be less at maturity or upon early redemption, if applicable, than it is at the time you invest, and because an investment in the securities represents a forgone opportunity to invest in an alternative asset that does generate a positive return in real value terms. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

The securities may not pay coupons

The applicable pricing supplement will specify whether, and under what conditions, coupons will be paid on the securities and the applicable rate per annum, as well as any specific terms and conditions relating to, among other things, the calculation and payment of such coupons. If the applicable pricing supplement does not provide for the payment of coupons, you will not receive any coupons over the term of the securities. Even if the securities do provide for coupons, the securities may not provide for regular fixed interest payments. The amount and frequency of coupons you receive over the term of the securities, if any, may depend on the performance of one or more underlyings or basket during the term of the securities. In this case, the securities would not be a suitable investment for investors who require regular fixed income payments, since the total amount and frequency of coupons paid are variable and the amount of coupon(s) paid may be zero.

In addition, if rates generally increase over the term of the securities, it is more likely that the coupon, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupons and in real value terms. Furthermore, if the securities do not pay regular coupons, it is possible that you will not receive some or all of the contingent coupons over the term of the securities. In addition, you will not be compensated for the time value of money. The securities may not be short-term investments, so you should carefully consider these risks before investing.

If we pay coupons on the securities, the yield on the securities may be lower than the return on an ordinary debt security with similar maturity

If applicable, we will pay coupons on the securities subject to the terms and conditions specified in such pricing supplement. The rate per annum of such coupons may be lower than the rate you could earn on ordinary coupon-bearing debt securities of ours with similar maturities. As a result, you could receive less in respect of the securities than you could have earned on ordinary coupon-bearing debt securities of ours with similar maturities.

More favorable terms to you on the securities may be associated with greater expected volatility of the relevant underlying(s), and therefore, can indicate a greater risk of loss

“Volatility” refers to the frequency and magnitude of changes in the level of an underlying. If the securities provide for payment of coupons with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity, you should understand that, the greater the expected volatility with respect to the underlyings on the trade date, the higher the expectation is as of the trade date that changes in the levels of the underlyings could result in you receiving fewer coupons, if any, over the term of the securities, resulting in a below-market yield that is lower, and perhaps significantly lower, than the yield on our conventional debt securities of the same maturity. This greater expected risk will generally be reflected in a higher potential yield on the securities as compared to conventional debt securities of ours with similar maturities, or in more favorable terms than for similar securities linked to the performance of an underlying with a lower expected volatility as of the trade date. You should therefore understand that a relatively higher potential yield on the securities may indicate an increased risk of loss. In addition, the volatility of any underlying can change significantly over the term of the securities, which could cause the level of such underlying to rise or fall sharply.

The securities may be subject to a maximum return

There may be a maximum payment on the securities, regardless of the performance of any underlying or basket. For example, the securities may be subject to an underlying return cap or a fixed payment percentage. Under these circumstances, the redemption amount may be limited by such underlying return cap or fixed payment percentage, even if the performance of the relevant underlying or the basket is greater than such underlying return cap or fixed payment percentage. Alternatively, the securities may be designed to pay a maximum of the principal amount of your securities plus applicable coupons, if any, regardless of the performance of any underlying or basket. You should not invest in securities that have a maximum return if you seek to participate in the full performance of any relevant underlying or basket.

The securities may be subject to early redemption, which would limit your opportunity to benefit from potential positive or inverse performance of the underlying(s) or the basket or to be paid coupons, if any, over the full term of the securities

The applicable pricing supplement may specify that the securities are subject to an early redemption at our option or upon the occurrence of a specified event. If the securities are redeemed prior to the maturity date, you will receive only the applicable amount set forth in the applicable pricing supplement. In this case, you may not benefit from any potential positive or inverse performance of the underlying(s) or the basket and, if coupons may be paid on the securities, you could lose the opportunity to continue to be paid coupons, if any, from the early redemption date to the scheduled maturity date.

If the securities are redeemed prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the securities.

The initial level(s) of the relevant underlying(s) or the basket may be determined on a date later than the trade date

If so specified in the applicable pricing supplement, the initial level(s) of any underlying(s) or the basket may be determined after the trade date. For example, the applicable pricing supplement may specify that the initial level for an underlying or basket will be determined based on the lowest level or the average level for such underlying or basket during the period from the trade date to a specified future date. Under these circumstances, you will not know the initial level of such underlying or basket until a date later than the trade date.

If we deliver shares of one or more underlying(s) upon the redemption of the securities, the value of such shares could be less on the date they are actually delivered to you than on the valuation date(s)

If so specified in the applicable pricing supplement, the securities may be redeemed (whether at maturity or upon early redemption) by delivery of a number of shares of the reference shares or reference funds, as applicable (which we may refer to as the “physical delivery amount”), rather than by a payment in cash, subject to our option to pay cash, if applicable. The number of shares of any underlying that will be delivered at maturity or upon early redemption will be determined as set forth in the applicable pricing supplement and will depend on the level of such underlying on the relevant valuation date(s). The value of such an underlying could fluctuate, possibly decreasing, during the period from the relevant valuation date(s) until the early redemption date or maturity date, as applicable, on which shares of such underlying are actually delivered. We will make no adjustments to the physical delivery amount to account for any such fluctuation(s) and you will bear the full risk of any decrease in the value of shares of any underlying to be delivered during such period.

If applicable, and we exercise our option to deliver cash, we will provide notice of our election at least one business day before the relevant valuation date(s). If we do not provide notice of our election, we will deliver shares of one or more underlyings as specified in the applicable pricing supplement.

In the case of securities linked to a basket, the basket components may not be equally weighted

In the case of securities linked to a basket, the basket components may have different weights used in determining the level of such basket. One consequence of an unequal weighting of basket components is that, if a higher-weighted basket component performs poorly while a lower-weighted basket component performs well, the level of such basket will reflect the poor performance of the higher-weighted basket component to a greater extent than it reflects the stronger performance of the lower-weighted basket component, which may have an adverse effect on the value of the securities and your payment at maturity.

Correlation (or the lack thereof) could have an adverse effect on your return on the securities

In the case of securities linked to a basket, movements in the levels of the basket components may not correlate with each other. At a time when the level(s) of one or more of the basket components increase, the level(s) of one or more of the other basket components may not increase as much or may even decline. Therefore, in calculating the basket return, increases in the level(s) of one or more of the basket components may be moderated, or more than offset, by lesser increases or declines in the level(s) of one or more of the other basket components. On the other hand, changes in the levels of the basket components may become highly correlated during periods of decline in the value of such basket components or the stocks included in such basket components. This may occur because of events that have broad effects on markets generally or for other reasons. If changes in the levels of the basket components become correlated during periods of decline, a decline in the level of any single basket component may not be offset by the performance of the other basket components and, in fact, each basket component may contribute individually to an overall decline in the level of the basket.

In the case of securities linked to the worst performing of more than one underlying, if the performance of the underlyings exhibit no relationship to each other, it is more likely that one or more of the underlyings will cause the securities to perform poorly. However, if the businesses of any reference share issuers or the stocks that compose any underlyings, as applicable, tend to be related such that the performance of the underlyings are correlated, then it is less likely that one or more of the underlyings will cause the securities to perform poorly. To the extent that the underlyings represent different market segments or market sectors, the risk of one or more of the underlyings performing poorly is greater. As a result, by investing in such securities, you will be taking not only the market risk of each underlying, the issuers of stocks that compose the underlyings and their businesses, but also risks relating to the relationships between such underlyings and stocks (and their issuers) and the other underlying(s) and stocks that compose such other underlying(s) (and their issuers).

It is impossible to predict what the relationships between the underlyings will be over the term of the securities.

In the case of securities linked to the individual performance of more than one underlying, you may be fully exposed to the risk of fluctuations in the levels of each underlying

If the securities are linked to the individual performance of more than one underlying, you will be exposed to the risk of fluctuations in the levels of each underlying separately. Unlike securities that are linked to a basket, where risk is mitigated and diversified among all of the basket components, any amount due on your securities may depend solely on the performance of the worst performing of the underlyings. As such, you will bear the full risk that any of the underlyings will perform poorly.

An investment in the securities is not the same as a direct investment in the shares of any underlying or the components included in any underlying

Your return on the securities, whether positive or zero, will not reflect the return you would have realized on a direct investment in the shares of any underlying or the components included in any underlying. As an investor in the securities, you will not have rights to receive dividends or other distributions or any other rights, including voting rights, with respect to the shares of any underlying or any components included in an underlying. The calculation agent will calculate the amount payable to you at maturity by reference to the level(s) of the underlying(s) on the relevant valuation date(s), and will not include the amount of any such dividend payments or other distributions. Therefore, the return on your investment, which will be determined as set forth in the applicable pricing supplement, is not the same as the total return based on the purchase of shares of any underlying or basket component or the stocks included in any underlying or basket component, as applicable.

For securities linked to reference shares, adjustments made for dividends or other distributions on such reference shares will be limited to those adjustments described under “Description of the Securities — Adjustments — For equity securities of a reference share issuer” below and, for securities linked to reference funds, adjustments made for dividends or other distributions on such reference funds will be limited to those adjustments described under “Description of the Securities — Adjustments — For a reference fund” below, respectively.

If the level of any underlying or basket changes, the market value of your securities may not change in the same manner

Owning the securities is not the same as owning the shares of any underlying or basket component or any stocks included in any underlying or basket component, as applicable. For example, if the level of any underlying or basket on any day has increased (or, in the case of securities linked to the inverse performance of such underlying or basket, has decreased), the value of the securities may not increase comparably, if at all, on such day and the value of the securities may even decline. Accordingly, changes in the level(s) of any underlying(s) or basket may not result in a comparable change in the value of the securities.

The estimated value of the securities on the trade date may be less than the price to public

The initial estimated value of your securities on the trade date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original price to public. The price to public of the securities includes the agent’s discounts or commissions as well as transaction costs, such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the trade date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and the time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to the estimated values of similar securities of other issuers.

Our internal funding rate may negatively affect the value of the securities

The internal funding rate we use in structuring notes (such as these securities) is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If, on the trade date, our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “— Secondary market prices” below.

Secondary market prices, if any, for the securities cannot be predicted

If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, this secondary market price (and the value used for account statements or otherwise) may be higher or lower than the price to public and the estimated value of the securities on the trade date. The estimated value of the securities, which will be disclosed on the cover of the applicable pricing supplement, does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else is equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the trade date, the secondary market price of your securities will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission and, as a result, the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of time as set forth in the applicable pricing supplement.

The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

Credit Suisse is subject to Swiss regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (“FINMA”) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder, and you may not receive any amounts or deliveries owed to you under the securities.

Unpredictable economic and market factors may affect the value of the securities prior to maturity

The value of the securities on the trade date may be estimated by using a combination of the components described in the risk factor “The estimated value of the securities on the trade date may be less than the price to public” above. Similarly, the value of the securities prior to maturity may be influenced by a number of factors that impact the value of such components generally, like fixed income securities and options, such as:

•	the time to the maturity of the securities;

•	interest and yield rates in the markets generally;

•	investors’ expectations regarding the rate of inflation;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the components included in any underlying or basket or the markets generally and may affect the level(s) of any underlying(s) or the basket; and

•	our creditworthiness, including actual or anticipated downgrades to our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may compound or offset, in whole or in part, the effects of any change resulting from any other factor(s).

There may be little or no secondary market for the securities

The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may be forced to sell your securities at a substantial loss. You should be willing and able to hold your securities to maturity.

The securities are not designed to be short-term trading instruments

The price at which you will be able to sell your securities prior to maturity (including to us or our affiliates), if at all, may be at a substantial discount from their principal amount, even in cases where the underlying(s) or the basket has appreciated during the term of the securities. The potential returns described in the applicable pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity.

There may be conflicts of interest

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates may be adverse to your interests as an investor in the securities.

For example, we, CSSU and/or any other affiliate of ours may, from time to time, buy or sell futures contracts and/or other derivative instruments linked or related to any underlying(s) or for our or their own accounts in connection with our or their normal business practices. These transactions could affect the level(s) of such underlying(s) , and thus, the value of the securities.

In addition, because Credit Suisse International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining any amounts or deliveries due to you.

We or our affiliates may also currently, or from time to time in the future, engage in business with any reference share issuer(s) of any reference shares, or the issuers of any stocks that compose any underlying(s), of the securities we are offering to you, including extending loans to, making equity investments in or providing advisory services (including merger and acquisition advisory services) to, such issuers. These activities could present a conflict of interest between us or our affiliates and you. In the course of such business, we or our affiliates may acquire non-public information about such underlying(s) or issuers and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express opinions regarding such underlying(s) or issuers, and these reports or opinions may or may not recommend that investors buy or hold the underlying(s). As a prospective purchaser of the securities, you should undertake an independent investigation of the underlying(s) and the reference share issuer(s), if applicable, that in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

Further, hedging activities may adversely affect any amount due on, and the value of, the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we or our affiliates may receive in connection with the sale of the securities, which creates an additional incentive to sell the securities to you. In addition, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked to (or related to spreads between) any underlying(s). By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

The offering of any securities does not constitute an expression of our views about, or a recommendation to invest in, any underlying or basket

The offering of any securities is not an expression of our views about how any underlying(s) or basket will perform over the term of the securities and should not be misconstrued as a recommendation to invest (directly or indirectly, by taking a long or short position) in any underlying(s) or basket, or in the stocks included in, or instruments linked or related to, any underlying(s) or basket component(s), as applicable. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in the underlying(s) or basket component(s), and in the stocks included in, or instruments linked or related to, any underlying(s) or basket component(s), as applicable, that may conflict with an investment in the securities. See the risk factor “— There may be conflicts of interest” above for examples of potentially conflicting positions we may have. In addition, our affiliates or agents may publish research reports from time to time on financial markets and other matters that may influence the value of the securities, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us or our affiliates or agents may not be consistent with other such research, opinions or recommendations and may be modified from time to time without notice. Any such research, opinions or recommendations could affect the level(s) of the underlying(s) or the basket and, therefore, the value of the securities. You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your particular situation, including your specific investment objectives, risk tolerance and financial resources.

Holdings and future sales of the securities by our affiliates may affect the value of the securities

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the securities offered in such offering. Circumstances may occur in which our interests, or those of our affiliates, could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the value of the securities may fall. The negative effect of such sales on the prices of the securities could be pronounced because secondary trading in the securities is likely to be limited and illiquid.

The U.S. federal income tax consequences of an investment in the securities are uncertain and may be adverse to a holder of the securities

No statutory, judicial, or administrative authority directly addresses the characterization of the securities or instruments similar to the securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain. Under the terms of the securities, you will have agreed with us to treat the securities as indebtedness, as described under “Material U.S. Federal

Income Tax Considerations.” If the U.S. Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the securities, the timing and character of gain or loss with respect to the securities may differ. No ruling has been requested from the IRS with respect to the securities and no assurance can be given that the IRS will agree with the statements made in the section entitled “Material U.S. Federal Income Tax Considerations.” Additionally, members of Congress have from time to time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments (potentially including the securities). These or other potential changes in law could adversely affect the tax treatment of the securities and may be applied with retroactive effect. You are urged to consult your tax advisor regarding how any such potential changes in law could affect you.

General Risks Relating to the Underlyings

Historical performance of any underlying or basket is not indicative of future performance

The future performance of any underlying(s) or basket cannot be predicted based on its historical performance. We cannot guarantee that the future levels or the final level(s) of any underlying(s) or basket will result in a positive return on your overall investment in the securities.

The final level for any underlying or basket may be less than (or, in the case of securities linked to the inverse performance of such underlying or basket, may be greater than) its closing levels at other times during the term of the securities

The final level for any underlying(s) or basket will be calculated based on the closing level of such underlying(s) or basket on the relevant valuation date(s). The final level could be lower than (or, in the case of securities linked to the inverse performance of an underlying or basket, may be greater than) the closing levels for such underlying(s) or basket at other times during the term of the securities. The impact of this difference on your return on the securities could be substantial if there is significant volatility in the closing levels of such underlying(s) or basket during the term of the securities, and in particular, if there is a significant increase or decrease in such closing levels around the time of a valuation date. Accordingly, you may receive a lower payment at maturity than you would have received if you had invested directly in the shares of such underlying(s) or basket component(s), or the stocks included in such underlying(s) or basket component(s), as applicable.

We cannot assure you that any public information provided about any underlying is accurate or complete

All disclosure relating to the underlying(s) contained in the applicable pricing supplement and/or any accompanying underlying supplement(s) will be derived from publicly available documents and other publicly available information. We have not participated, and will not participate, in the preparation of such documents and have not made any due diligence inquiry with respect to any underlying(s) in connection with the offering of the securities. We do not make any representation that such publicly available documents or any other publicly available information regarding any underlying is accurate or complete. We are not responsible for any public disclosure of information by any underlying(s) (or their issuers), by any index creator, index calculation agent or sponsor of any reference index (an “index sponsor”) or by the investment advisor or manager of any reference fund (a “fund sponsor,” and together with an index sponsor, a “sponsor”), whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of any public information or filings of any underlying(s) (or their issuers) or sponsor(s), or the level(s) of any underlying(s), will have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of, or failure to disclose, material future events concerning any underlying(s) (or their issuers) or sponsor(s) could affect the amount due on the securities. Any prospective purchaser of the securities should undertake an independent investigation of the underlying(s) to which the securities are linked as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

We and our affiliates generally do not have any affiliation with, and cannot control the actions of, any relevant exchange, reference share issuer or sponsor or the issuers of any stocks composing any underlying(s), and are not responsible for their public disclosure of information

We and our affiliates generally are not affiliated with any relevant exchange, reference share issuer or sponsor or the issuers of any stocks composing any underlying(s) in any way and have no ability to control or predict their actions, including any errors in, or discontinuance of, disclosure regarding their methods or policies. Actions by any relevant exchange, reference share issuer or sponsor or any such issuers may have an adverse effect on the level of the relevant underlying and, consequently, the value of the securities.

Neither we nor any of our affiliates assumes any responsibility for the accuracy or adequacy of any information about any underlying(s), reference share issuer(s) or sponsor(s) contained in any public disclosure of information. You, as an investor in the securities, should make your own investigation into the underlying(s), reference share issuer(s) and sponsor(s).

You have no rights against any relevant exchange, sponsor or reference share issuer or any issuers of equity securities included in any underlying

You will have no rights against any relevant exchange, reference share issuer or sponsor or any issuers of equity securities that compose any underlying. The securities are not sponsored, endorsed, sold or promoted by any such exchange, issuer or sponsor. No such exchange, issuer or sponsor has passed on the legality or suitability of, or the accuracy or adequacy of any descriptions or disclosure relating to, the securities. No such exchange, issuer or sponsor makes any representation or warranty, express or implied, to you or to any member of the public regarding the advisability of investing in securities generally or in the securities we are offering to you in particular, or the ability of any underlying(s) to track general market performance or the performance of any market sector(s).

An index sponsor’s only relationship to us is with regard to the licensing of trademarks, service marks and/or trade names as well as the use of the relevant underlying, which is determined, composed and calculated by such index sponsor without regard to us, the securities or your interests as an investor in the securities. No relevant exchange, reference share issuer, sponsor or issuer of equity securities that compose any underlying is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which any amount due to you on the securities is to be determined. No such exchange, issuer or sponsor has any liability in connection with the administration, marketing or trading of the securities. No such exchange, issuer or sponsor has any obligation to take our or your interests into consideration for any reason.

Changes to an underlying could adversely affect the securities

The sponsor of any reference index or reference fund can add, delete or substitute the stocks included in such underlying, make other methodological changes that could affect the level of such underlying, or discontinue or suspend the calculation or dissemination of such underlying at any time. If one or more of these events occurs, the calculation of the redemption amount payable at maturity or upon early redemption, if applicable, will be adjusted to reflect such event(s). Please refer to “Description of the Securities — Changes to the calculation of a reference index” and to “Description of the Securities — Changes to the calculation of a reference fund” below, as applicable. Any of these actions could adversely affect the amount payable in respect of the securities and/or the value of the securities.

Postponement of certain dates may adversely affect your return

The calculation agent may, in its discretion, determine that markets have been affected in a manner that prevents it from properly valuing any underlying(s) on any day during the term of the securities, or from calculating any amount due to you on the securities. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent determines that a market disruption event has occurred or that any calculation date is not a trading day, it is possible that one or more calculation date(s), the maturity date and/or any other relevant dates as set forth in the applicable pricing supplement will be postponed, and your return could be adversely affected. No coupons or other payment will be payable as a result of such postponement. For additional information, see “Description of the Securities — Market Disruption Events” below.

Even if the stocks included in a reference index, held by a reference fund or included in an index tracked by a reference fund are part of the same industry or market sector, such stocks are not necessarily representative of that industry or market sector

Even if an underlying purports to be representative of a particular industry or market sector, the performance of such underlying may not correlate with the performance of the entire industry or market sector. The level of an underlying may decline even if the representative industry or asset class as a whole rises in value. The stocks that compose an underlying may not necessarily be representative of such industry or market sector because the universe of such stocks may be incomplete or become outdated over time. For example, the universe of stocks included in a reference index may not be updated even if one or more of the issuers of stocks included in such reference index engage in new lines of business that are unrelated to that representative industry, or cease their involvement in lines of business that are related to such industry or market sector at any time.

The securities may be subject to concentration risk

If the securities are linked to multiple underlyings or a basket and such underlyings or basket components or the stocks included in such underlyings or basket components, as applicable, are concentrated in a single or limited number of industry sectors, asset classes or geographical regions, you will not benefit from the advantages of a diversified investment. Instead, you will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment, and the value of the securities may be more adversely affected by a single economic, political, regulatory or other occurrence affecting a single industry sector, asset class or geographic region. You should be aware that other investments may be more diversified than the securities in terms of the number and variety of industry sectors, asset classes and/or geographical regions represented.

In addition, the fact that the securities may be linked to a basket does not mean that the securities represent a diversified investment. Although the basket components may differ in certain respects, they may bear similarities that cause them to perform in similar ways. For example, securities linked to a basket of underlyings that are composed of U.S. financial sector stocks will have concentrated exposure to the financial sector of the U.S. equity markets, and such basket components may respond in similar ways to economic events that affect the U.S. financial sector generally. Furthermore, the securities are subject to the credit risk of Credit Suisse. No amount of diversification across basket components will offset the risk that we may default on our obligations, including our obligations under the terms of the securities.

The correlation between the performance of a reference fund and its tracked index may be imperfect

For any reference fund that is designed to track an index, a representative sampling strategy or a replication or indexing strategy may be used to attempt to track the performance of such tracked index. Accordingly, a reference fund generally does not hold all, or substantially all, of the stocks included in its respective tracked index. Rather, it invests in a representative sample of securities that collectively has an investment profile similar to its tracked index. However, the stocks included in their respective tracked indices may be unavailable in the secondary market due to extraordinary circumstances. In addition, a reference fund also generally invests a specified percentage of their assets in the shares of other funds.

Generally, the performance of a reference fund may differ from the performance of its tracked index due to: (i) imperfect correlation between the stocks held by such reference fund and the stocks included in its tracked index; (ii) the performance of the shares of other funds, if applicable; (iii) rounding of prices; (iv) changes to such reference fund’s tracked index; and (v) changes to regulatory policies. Furthermore, the performance of a reference fund and its tracked index will vary due to transaction costs, certain corporate actions and timing variances. In addition, because the shares of any reference funds are traded on exchanges and are subject to market supply and investor demand, the market value of one share of a reference fund may differ from its net asset value per share, and the shares of a reference fund may trade at, above or below their net asset value per share.

Consequently, the return on the securities will not be the same as investing directly in the shares included in its tracked index, and will not be the same as investing in a debt security with a payment at maturity linked or related to the performance of such tracked index.

The policies of any fund sponsor, and changes that affect any reference fund or its tracked index, could adversely affect the amount payable on your securities and their value

The policies of any fund sponsor(s) concerning the calculation of a reference fund’s net asset value, additions, deletions or substitutions of shares or other assets or financial measures held by such reference fund and the manner in which changes affecting any such reference fund’s tracked index are reflected in such reference fund could affect the market price of the shares of such reference fund and, therefore, the amount payable on your securities and the value of your securities before that date. The amount payable on your securities and their value could also be affected if the fund sponsor changes these policies, for example, by changing the manner in which it calculates such reference fund’s net asset value, or if it discontinues or suspends calculation or publication of such reference fund’s net asset value, in which case it may become difficult to determine the value of the securities. If events such as these occur, or if the closing level of such reference fund is not available on the relevant valuation date(s) because of a market disruption event or for any other reason, the calculation agent may determine the price of the shares of such reference fund on the relevant valuation date(s), and thus, the amount payable on the securities at maturity or upon early redemption in a manner it considers appropriate in its sole discretion. Please refer to “Description of the Securities — Changes to the calculation of a reference fund” below.

Anti-dilution protection is limited

For securities linked to the performance of reference funds or reference shares, the calculation agent will make adjustments to the share adjustment factor, as defined below, applicable to each reference fund or reference shares for certain events affecting such underlying. The calculation agent is not required, however, to make such adjustments in response to all events that may affect such underlying. If such an event occurs and the calculation agent is not required to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Description of the Securities — Adjustments” for further information.

In some circumstances, the payment you receive on the securities may be based on equity securities other than the equity securities of the original reference fund(s) or reference share issuer(s)

In some circumstances, for securities linked to the performance of reference funds or reference shares, the payment you receive on the securities may be based on the shares of an exchange-traded fund or the equity securities (or ADSs, as applicable) of one or more companies that are not the original reference fund(s) or reference share issuer(s). If certain corporate events relating to a reference fund, any reference shares or a reference share issuer (including mergers and acquisitions) occur during the term of the securities and such reference fund or reference share issuer is not the surviving entity, the amount you receive on the securities at maturity or upon early redemption may be based, in whole or in part, on the equity securities of a successor to the original reference fund or reference share issuer, or on cash or any other assets distributed to holders of the shares of the original reference fund or the original reference shares as a result of such corporate event. The occurrence of corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to such adjustments and the procedures for selecting exchange property, if applicable, in the sections entitled “Description of the Securities — Adjustments — Reorganization events” and “Description of the Securities — Changes to the calculation of a reference fund” below.

We have no control over exchange rates

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments and, in the case of countries using the euro, the European Central Bank may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes, or changes in interest rates, to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect an investment in a security that is linked, in whole or in part, to any underlying that is (or is composed of stocks that are) denominated in a foreign currency or to any ADSs (which are quoted and traded in U.S. dollars and each represent foreign equity securities that are quoted and traded in a foreign currency). We will not make any adjustment or change to the terms of the securities in the event that exchange rates should become fixed, in response to any devaluation or revaluation of a currency or any imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.

The securities may be subject to foreign currency risks if any underlying is or includes stocks that are foreign equity securities, are denominated in a foreign currency or are ADSs

If any underlying is or includes stocks that are foreign equity securities, are denominated in a foreign currency or are ADSs, the securities may be subject to foreign currency risks. When the prices of such stocks (or the corresponding foreign equity securities represented by such ADS) are converted into the currency in which such underlying is quoted (the “base currency”) for the purpose of calculating the level of such underlying, your investment will be exposed to currency exchange risk with respect to each of the stocks included in such underlying that does not trade (and each ADS whose corresponding foreign equity securities do not trade) in the base currency. Your net exposure to such risk will depend on the extent to which such other currencies strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which such stocks (or the corresponding foreign equity securities of such ADS) are denominated, the level of such underlying may be adversely affected and the redemption amount payable on the securities at maturity or upon early redemption, if applicable, may be reduced.

There are significant risks related to investments in securities that are linked, in whole or in part, to ADSs, which are quoted and traded in U.S. dollars and each of which represents equity securities that are quoted and traded in a foreign currency. ADSs may trade differently from their corresponding foreign equity securities. Changes in the exchange rate between the U.S. dollar and the relevant foreign currencies may affect the U.S. dollar equivalent of the price of such corresponding foreign equity securities on foreign securities markets and, as a result, may affect the level of such ADSs, which may consequently affect the value of the securities.

Foreign currency risks include, but are not limited to, convertibility risk, market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. Of particular importance to potential currency exchange risks are existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between the relevant countries, and the extent of governmental surpluses or deficits in the countries represented by any underlying(s). All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries as well as other countries important to international trade and finance. Foreign currency risks depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the securities.

If the securities are linked to any underlying that is (or is composed of stocks that are) traded on non-U.S. exchanges or are ADSs, an investment in the securities is subject to risks associated with foreign securities markets

If the securities are linked, in whole or in part, to any underlying that is (or is composed of stocks that are) traded on non-U.S. exchanges or are ADSs (representing interests in foreign equity securities), an investment in the securities involves risks associated with the securities markets in those countries where such underlying or stocks are traded, including risks related to market volatility, government intervention in such markets and cross shareholdings of companies in such countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements, as well as securities trading rules, that are different from those applicable to U.S. reporting companies.

The levels of such underlyings and stocks may be affected by political, economic, financial and social factors in foreign markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments, risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets. Emerging market countries may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, may be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible. The risks of the economies of emerging market countries are relevant for securities that are linked to any underlying(s) that is (or is composed of stocks that are) traded in one or more emerging market countries or are ADSs representing foreign equity securities that are traded in one or more emerging market countries, as well as for securities that are linked to a basket of such underlyings.

The securities may be linked to a price return index or an excess return index, rather than a total return index

If the securities are linked to a reference index, the securities may be linked to a reference index that is a price return index or an excess return index, rather than a total return index. A price return index is designed to reflect only the price movements of the stocks included in such reference index, while an excess return index reflects the returns that would potentially accrue from a hypothetical investment in such stocks (including dividends and other distributions on such stocks). By contrast, a total return index reflects, in addition to the returns reflected by an excess return version of such reference index, the interest that could otherwise be earned on funds committed to the trading of instruments linked or related to such reference index. Therefore, any payment due to you with respect to securities linked to a price return or excess return index could be less than such payment would have been if the securities were linked to a total return index.

Our right to use a reference index may be suspended or terminated

If the securities are linked to a reference index, we have been granted, or will be granted, a non-exclusive right to use such reference index and related trademarks in connection with the offering of the securities. If we breach our obligations under any license, the relevant index sponsor may have the right to terminate such license. If an index sponsor chooses to terminate a license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant reference index and related trademarks in connection with the securities until their maturity. If our right to use any reference index is suspended or terminated, it may become difficult for us to determine the level of such reference index and, consequently, the coupons, if any, payment at maturity or upon early redemption, if applicable, or any other amounts payable to you on the securities. In such case, the calculation agent will determine, in its sole discretion, the relevant level of such reference index and/or the fair value of the securities.

We are not affiliated with any company included in any underlying, with the exception of the MSCI EAFE® Index and the Swiss Market Index

Unless otherwise specified in the applicable pricing supplement, we are not affiliated with any of the companies whose equity securities comprise any of the underlyings, with the exception of the MSCI EAFE® Index and the Swiss Market Index. We are currently one of the companies that make up both the MSCI EAFE® Index and the Swiss Market Index, but we are not affiliated with any of the other companies whose stocks may be included in such indices. In the case of securities linked to the MSCI EAFE® Index or the Swiss Market Index, we have no ability to control the actions of the other companies included in such indices, including actions that could affect the levels of such indices. None of the money you pay us will go to the sponsor of either the MSCI EAFE® Index or the Swiss Market Index or to any of the other companies included in such indices, and none of those companies will be involved in the offering of the securities in any way.

There are important differences between the rights of holders of ADSs and the rights of holders of the corresponding foreign equity securities

If the securities are linked, in whole or in part, to the performance of ADSs relating to foreign equity securities, you should be aware that your securities are linked, in whole or in part, to the levels of such ADSs and not to the prices of such corresponding foreign equity securities. Each ADS is generally a security evidenced by an American Depositary Receipt that represents a specified number of shares of the equity securities of a foreign issuer. Generally, ADSs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the foreign issuer and the holders of such ADSs. There may be significant differences between the rights of holders of ADSs and the rights of holders of the corresponding foreign equity securities, and such differences may materially and adversely impact the value of the securities. For example, a foreign issuer may make distributions in respect of its foreign equity securities that are not passed on to the holders of the relevant ADSs.

In addition, for securities linked to the performance of one or more ADSs, if an ADS is no longer listed or admitted for trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the corresponding foreign equity securities and the ADS depositary is terminated for any reason, then the calculation agent will have the option to either (a) replace such ADS with the ADS of another company or (b) replace such ADS with such corresponding foreign equity securities, in each case as described below under “Description of the Securities — Delisting of ADSs or termination of ADS facilities” below. Replacing the original ADS with another security may materially and adversely affect the value of the securities.

There is no assurance that an active trading market will continue for any underlying or any component included in an underlying, or that there will be liquidity in the trading market

Although the underlying(s) to which your securities may be linked may trade on various exchanges and a number of similar securities or products may have been traded on other exchanges for varying periods of time, there is no assurance that an active trading market will continue for such underlying(s) or for any component included in such underlying(s), or that there will be liquidity in the trading market. Even if there is an active trading market, there may not be enough liquidity to allow such underlying(s) or any component included in such underlying(s) to trade easily, at which point the value of the securities may be adversely affected.

We may engage in hedging and trading in any underlying(s), in the stocks included in any underlying(s) or in instruments linked or related to any underlying(s)

While the securities are outstanding, we or any of our affiliates may carry out hedging activities related to the securities, including trading in any underlying(s), in the stocks included in any underlying(s) or in instruments linked or related to any underlying(s). Any of these hedging or trading activities as of the trade date and during the term of the securities could adversely affect the value of the securities and our payment to you at maturity or upon early redemption, if applicable.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the securities. In addition, we may also invest the proceeds temporarily in short-term securities. The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on payments of coupons on debt instruments.

One or more of our affiliates before and following the issuance of any securities may acquire or dispose of positions relating to any underlying or listed or over-the-counter options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivatives or similar instruments linked or related to, any underlying to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may affect the level of any underlying. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying or the value of the securities, we cannot assure you that these activities will not have such an effect.

From time to time after issuance and prior to the maturity of the securities, depending on market conditions and other factors (including the level of any underlying), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments linked or related to, the underlyings. These other hedging activities may occur from time to time before the securities mature and will depend on market conditions and other factors (including the levels of the underlyings). In addition, we or one or more of our affiliates may take positions in other types of financial instruments that may become available in the future. To the extent that we, or one or more of our affiliates, have a hedge position in the shares of any underlying(s), the components included in or comprising any underlying or in any instruments linked or related to any underlying(s), we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

In addition, we or one or more of our affiliates may purchase, or otherwise acquire a long or short position in, the securities from time to time and may, in our or its sole discretion, hold, resell, exercise, cancel or retire such offered securities. We or one or more of our affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in, or options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments linked or related to, any underlying, we or one or more of our affiliates may liquidate all or a portion of those holdings at or about the time of the maturity or early redemption of, or the payment of any interest or coupon(s) on, the securities. Depending, among other things, on future market conditions and other factors, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities described in this section will not be limited to any particular exchange or market and may be influenced by a number of factors. It is possible that we or one or more of our affiliates may receive a profit from such hedging activities, even if the market value of the securities has declined. We are only able to determine profits or losses from any such hedging position when such position is closed out and any offsetting hedging position(s) are taken into account.

The original issue price of the securities will include the commissions paid to CSSU with respect to the securities and the cost of hedging our obligations under the securities. This cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing such hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

We have no reason to believe that our hedging activities, as well as those of our affiliates, will have a material impact on the price of such options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments, or on the value of the securities or the underlyings. However, we cannot guarantee that our hedging activities, as well as those of our affiliates, will not affect such prices or values. We will use the remainder of the proceeds from the sale of the securities for the general corporate purposes described above.

Description of the Securities

This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the prospectus supplement and prospectus, you should rely on this description. The applicable pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

General

The securities are senior unsecured medium-term notes issued by Credit Suisse, acting through one of its branches, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. We refer generally to each index (a “reference index”), exchange-traded fund (a “reference fund”) and equity security of an issuer (a “reference share” and “reference share issuer,” respectively) as an “underlying,” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the securities will be linked will be specified in the applicable pricing supplement. As used in this product supplement, the term “reference shares” includes securities issued through depositary arrangements in respect of foreign underlying securities (“ADSs”). For reference shares that are ADSs, the term “reference share issuer” refers to the issuer of the foreign equity securities underlying the ADSs. If the securities are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable product supplement, pricing supplement or other supplement.

The securities will be issued under an indenture dated March 29, 2007, as may be amended or supplemented from time to time, between us and The Bank of New York Mellon, as trustee, and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The securities will not be listed on any securities exchange.

The securities are not deposit liabilities and are not insured or guaranteed by the FDIC or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any amount due on the securities is subject to our ability to meet our obligations as they become due.

The applicable pricing supplement will contain important terms relating to the determination of any payments or deliveries on the securities. These include: “call return,” “contingent minimum return,” “coupon payment date(s),” “early redemption amount,” “early redemption date(s),” “early redemption notice date(s),” “final level,” “fixed payment percentage,” “initial level,” “lowest performing underlying,” “observation date(s),” “observation period(s),” “physical delivery amount,” “strike date,” “upside participation rate,” “underlying return” and “underlying return cap.”

If your securities are linked to the performance of a basket, we may refer to the underlying return and underlying return cap as the “basket return” and the “basket return cap,” respectively, and the initial level and the final level as the “initial basket level” and the “final basket level,” respectively.

Coupons

The applicable pricing supplement will specify whether, and under what conditions, coupons will be paid on the securities and the applicable rate per annum, as well as any other terms and conditions relating to the calculation and payment of such coupons.

For securities that pay coupons, each “coupon period” will be (i) the period beginning on, and including, the original issue date of the securities to, and excluding, the first scheduled coupon payment date, and each successive period beginning on, and including, a scheduled coupon payment date to, but excluding, the next scheduled coupon payment date, except the final coupon period, which will be from, and including, the preceding scheduled coupon payment date to, and excluding, the earlier of the scheduled maturity date or early redemption date, as the case may be, or (ii) the period specified in the applicable pricing supplement. The postponement of any coupon payment date will not shorten or lengthen any relevant coupon period.

Early redemption; defeasance

The securities may be subject to an automatic redemption and/or may be redeemable prior to maturity at our option (the automatic redemption and redemption at our option, each, an “early redemption”), in each case in whole or in part, on such date(s) as specified in the applicable pricing supplement and upon such notice, if applicable, as may be specified in the applicable pricing supplement (such date(s), the “early redemption notice date(s)”).

If the securities are redeemed prior to the maturity date, you will receive only the principal amount of the securities or such other amount as specified in the applicable pricing supplement and any applicable coupons to, and including, the early redemption date. In this case, you will lose the opportunity to continue to accrue and be paid coupons, or to participate in the positive or inverse performance of any underlying or basket, from the early redemption date to the originally scheduled maturity date. The applicable pricing supplement will set forth the terms specific to any early redemption applicable to the securities.

The securities are not subject to redemption at the option of any security holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities — Defeasance.”

Maturity date

The maturity date of the securities will be the date specified in the applicable pricing supplement, or the next succeeding business day if the scheduled maturity date is not a business day, subject to postponement if the final valuation date is postponed for any reason, as described under “— Postponement of calculation days” below.

No coupons or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

Unless previously accelerated, redeemed, or purchased by us and cancelled, the securities will be redeemed on the maturity date for an amount of cash or by delivery of one or more underlyings, in each case determined as set forth in the applicable pricing supplement.

Certain definitions

The following terms used in this product supplement have the following definitions:

The “basket component weightings” will be specified in the applicable pricing supplement and will be a percentage of a basket applicable to each basket component.

A “business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are generally authorized or obligated by law or executive order to close.

A “calculation date” is any observation date, any valuation date and any other day as specified in the applicable pricing supplement, subject to the provisions described under “— Postponement of calculation dates” below.

The “closing level” of an underlying is, with respect to:

•	a reference index, on any trading day for such reference index, the level of such reference index as determined by the calculation agent at the time at which the index sponsor of such reference index calculates the closing level to be published for such reference index on such trading day, subject to the provisions described under “— Changes to the calculation of a reference index” below;

•	a reference fund, on any trading day for such reference fund, the last reported sale price for one share of such reference fund, regular way, of the principal trading session on such day on the relevant exchange multiplied by the share adjustment factor for such reference fund, subject to the provisions described under “— Changes to the calculation of a reference fund” herein;

•	a basket, on any trading day, the closing level of such basket calculated in accordance with the formula set forth in the applicable pricing supplement; and

•	a reference share (or such other security), on any trading day for such reference share (or such other security):

o	if such reference share (or such other security) is listed or admitted for trading on a national securities exchange registered under the Exchange Act, the last reported sale price, regular way or, in the case of The NASDAQ Stock Market, the official closing price, of the principal trading session for such reference share (or such other security) on such day on such principal securities exchange;

o	if such reference share (or such other security) is not listed or admitted for trading on any national securities exchange, but is included in the OTC Bulletin Board Service (or any successor service) operated by FINRA (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board for such reference share (or such other security) on such day;

o	if such reference share (or such other security) is issued by a foreign issuer and its closing level cannot be determined as set forth in the two bullet points above, and such reference share (or such other security) is listed or admitted for trading on a foreign securities exchange or market, the last reported sale price, regular way, of the principal trading session for such day on the primary foreign securities exchange or market on which such reference share (or such other security) is listed or admitted for trading; or

o	otherwise, if the closing level of such reference share (or such other security) cannot be determined as set forth above, the closing level will be the arithmetic mean of the bid prices for such reference share (or such other security) obtained from as many dealers in such reference share (or such other security), but not exceeding three, as will make such bid prices available to the calculation agent;

in each case, multiplied by the share adjustment factor for such reference share (or such other security).

“Day count fraction” means, in respect of the calculation of any amount of interest on any security for any period of time, from, and including, the first day of such period to, but excluding, the last day of such period (a “calculation period”):

•	if “actual/actual” or “actual/actual — ISDA” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 365 (or, if any portion of such calculation period falls in a leap year, the sum of (A) the actual number of days in such portion of such calculation period falling in a leap year divided by 366 and (B) the actual number of days in such portion of such calculation period falling in a non-leap year divided by 365);

•	if “actual/365” or “actual/365 (fixed)” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 365;

•	if “actual/360” is specified in the applicable pricing supplement, the actual number of days in the calculation period divided by 360;

•	if “30/360,” “360/360” or “bond basis” is specified in the applicable pricing supplement, a fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 – Y1)] + [30 × (M2 – M1)] + (D2 – D1) 360

where:

“Y1” is the year (expressed as a number) in which the first day of the calculation period falls;

“Y2” is the year (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month (expressed as a number) in which the first day of the calculation period falls;

“M2” is the calendar month (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day (expressed as a number) of the calculation period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day (expressed as a number) immediately following the last day included in the calculation period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

•	if “30E/360” or “Eurobond basis” is specified in the applicable pricing supplement, the fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 – Y1)] + [30 × (M2 – M1)] + (D2 – D1) 360

where:

“Y1” is the year (expressed as a number) in which the first day of the calculation period falls;

“Y2” is the year (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month (expressed as a number) in which the first day of the calculation period falls;

“M2” is the calendar month (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day (expressed as a number) of the calculation period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day (expressed as a number) immediately following the last day included in the calculation period, unless such number would be 31, in which case D2 will be 30;

•	if “30E/360 (ISDA)” is specified in the applicable pricing supplement, a fraction calculated as follows:

Day Count Fraction =	[360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1) 360

where:

“Y1” is the year (expressed as a number) in which the first day of the calculation period falls;

“Y2” is the year (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“M1” is the calendar month (expressed as a number) in which the first day of the calculation period falls;

“M2” is the calendar month (expressed as a number) in which the day immediately following the last day included in the calculation period falls;

“D1” is the first calendar day (expressed as a number) of the calculation period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day (expressed as a number) immediately following the last day included in the calculation period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

“Index sponsor” means, with respect to a reference index, the sponsor of such reference index that will publish (or will have published on its behalf) a level for such reference index.

The “level” of an underlying is, with respect to:

•	a basket, at any time during the term of the securities, the level of such basket at such time calculated in accordance with the formula set forth in the applicable pricing supplement and subject to the provisions described under “— Changes to the calculation of a reference index” and “— Changes to the calculation of a reference fund” below, as applicable;

•	a reference index, at any time during the term of the securities, the level of such reference index published at such time by the index sponsor of such reference index and subject to the provisions described under “— Market disruption events — For a reference index” and “— Changes to the calculation of a reference index” below;

•	a reference share or reference fund, at any time during the term of the securities, the price of one reference share or one share of such reference fund displayed on the relevant exchange for such reference share or reference fund at such time or, if unavailable on that relevant exchange, any other exchange displaying such price, as specified in the applicable pricing supplement multiplied by the share adjustment factor (as defined below) applicable to such reference share or reference fund at such time and, in the case of a reference share, subject to the provisions described under “— Market disruption events — For a reference share,” “— Adjustments — For equity securities of a reference share issuer” and “— Delisting of ADSs or termination of ADS facilities” below and, in the case of a reference fund, subject to the provisions described under “Market disruption events — For a reference fund,” “— Changes to the calculation of a reference fund” and “— Adjustments — For a reference fund” below.

An “observation date” will be the date(s) specified in the applicable pricing supplement or, for each underlying, the next succeeding trading day for such underlying if the scheduled observation date is not a trading day for such underlying, subject to the market disruption provisions described under “— Postponement of calculation dates” below.

“Related exchange” means, with respect to an underlying, each exchange on which futures or options contracts relating to such underlying are traded (and, with respect to a reference fund, each exchange on which futures or options contracts relating to the applicable index tracked by such reference fund, if any (the “tracked index”), are traded).

“Relevant exchange” means, (i) with respect to a reference share or reference fund, the principal U.S. exchange on which shares of such underlying are traded and, (ii) with respect to a reference index, each principal exchange on which the stocks included in such reference index are traded.

The “share adjustment factor” is, with respect to a reference share or reference fund, initially equal to 1.0 on the date the securities are priced for initial sale to the public and will be subject to adjustment as described under “—Adjustments” below.

The “trade date” will be the date set forth in the applicable pricing supplement.

“Trading day” means, with respect to a reference index, reference fund or reference share, any day that is (or, but for the occurrence of a market disruption event in respect of such underlying, would have been) a day on which trading is generally conducted on the relevant exchange or relevant exchanges, as applicable, or the related exchanges for such underlying (each as defined herein).

A “trigger observation date” will be the date(s) specified in the applicable pricing supplement or, for each underlying, the next succeeding trading day for such underlying if the scheduled trigger observation date is not a trading day for such underlying, subject to the market disruption provisions described under “— Postponement of calculation dates” below.

The “valuation date” will be the date(s) specified in the applicable pricing supplement or, for each underlying, the next succeeding trading day for such underlying if the scheduled valuation date is not a trading day for such underlying, subject to the market disruption provisions described under “— Postponement of calculation dates” below.

Postponement of calculation dates

General

If the closing level or other relevant level(s) for any underlying is to be determined on any calculation date for the securities, but such calculation date is not a trading day for such underlying, then such calculation date for such underlying will be postponed to the immediately following trading day, unless a market disruption event has occurred or is continuing on such trading day, in which case the provisions below will apply.

If the calculation agent determines that a market disruption event has occurred or is continuing in respect of any underlying on any calculation date for which a closing level must be determined, then such calculation date for such underlying will be postponed to the first succeeding trading day for such underlying on which the calculation agent determines that no market disruption event has occurred or is continuing in respect of such underlying, unless the calculation agent determines that a market disruption event has occurred or is continuing in respect of such underlying on each of the five trading days for such underlying immediately following such scheduled calculation date. In that case, (a) the fifth succeeding trading day for such underlying following such scheduled calculation date will be deemed to be the calculation date for such underlying, notwithstanding any market disruption event, and (b) the calculation agent will determine the closing level for such underlying on that deemed calculation date as follows:

•	if such underlying is a reference index, in accordance with the formula for, and method of calculating, such underlying last in effect prior to the commencement of the market disruption event in respect of such underlying, using exchange-traded prices on the relevant exchanges or, if trading in any stocks included in such underlying has been materially suspended or materially limited, the calculation agent’s good faith estimate of the prices that would have prevailed on the relevant exchanges for such stocks but for the suspension or limitation, as of the valuation time on that deemed calculation date, of each such stock (subject to the provisions described under “— Changes to the calculation of a reference index” below);

•	if such underlying is a reference fund, using its good faith estimate of the settlement price of such reference fund that would have prevailed on the relevant exchange for such reference fund but for the occurrence of a market disruption event, subject to the provisions described under “— Changes to the calculation of a reference fund” below; and

•	if such underlying is a reference share, using its good faith estimate of the settlement price of such underlying that would have prevailed on the relevant exchange for such underlying but for the occurrence of a market disruption event.

Postponement of consecutive calculation dates

If two or more consecutive calculation dates are specified in the applicable pricing supplement and a market disruption event occurs or is continuing in respect of any underlying on such a calculation date or such a scheduled calculation date is not a trading day for any underlying, then each calculation date for such underlying scheduled to occur on consecutive trading days following such scheduled calculation date, if any, will be postponed by the corresponding number of trading days by which such scheduled calculation date is postponed.

Underlyings that are not affected by a postponent

No calculation date for any underlying will be postponed because of the postponement of a calculation date for any other underlying.

Postponement of coupon payment dates, other relevant payment dates and the maturity date

If a coupon payment date is not a business day, the relevant coupon(s) will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day. In addition, each coupon payment date is subject to postponement if the immediately preceding calculation date is not a trading day for any underlying or because a market disruption event in respect of any underlying has occurred or is continuing, as determined by the calculation agent, on such calculation date as described under “— Market Disruption Events” below. No coupon(s) or other payment will be payable hereon because of any such postponement of a coupon payment date.

If a calculation date (other than the final valuation date) is postponed in respect of any underlying as a result of a market disruption event, or because the scheduled calculation date is not a trading day for any underlying, to a date on or after the immediately following coupon payment date or other relevant payment date, then such coupon payment date or other relevant payment date will be postponed to the business day immediately following the latest date to which such calculation date is postponed for any underlying.

If the maturity date is not a business day, the relevant redemption amount and coupon(s) payable at maturity, if any, will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day. If the final valuation date is postponed for any underlying as a result of a market disruption event or because the scheduled final valuation date is not a trading day for such underlying, then the maturity date will be postponed to the fifth business day following the final valuation date as postponed.

Market Disruption Events

For a reference index

In respect of a reference index, “market disruption event” means, as determined by the calculation agent in its sole discretion:

a)	the occurrence or existence of a suspension, absence or material limitation of trading in stocks then constituting 20% or more of the level of such reference index on the relevant exchange(s) for such reference index for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session for such relevant exchange(s);

b)	a breakdown or failure in the price and trade reporting systems of the relevant exchange(s) for such reference index, as a result of which the reported trading prices for stocks then constituting 20% or more of the level of such reference index during the last one-half hour period preceding the close of the principal trading session for such relevant exchange(s) are materially inaccurate;

c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange for such reference index during the one-half hour period preceding the close of the principal trading session for such related exchange; or

d)	a decision to permanently discontinue trading in the relevant futures or options contracts relating to such reference index by a related exchange;

that, in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in the stocks included in such reference index or in any instruments linked or related to such reference index, or to maintain, adjust or unwind all or a material portion of any hedge position with respect to the securities.

For the purpose of determining whether a market disruption event with respect to a reference index has occurred or is continuing at any time, if trading in a stock included in such reference index is materially suspended or materially limited at such time, then the relevant percentage contribution of that stock to the level of such reference index will be based on a comparison of (1) the portion of the level of such reference index attributable to that stock relative to (2) the overall level of such reference index, in each case immediately before such suspension or limitation.

For purposes of determining whether a market disruption event in respect of a reference index has occurred:

a)	a limitation on the hours or number of days of trading will not constitute a market disruption event if such limitation results from an announced change in the regular business hours of a relevant exchange or the primary related exchange for such reference index;

b)	limitations pursuant to the New York Stock Exchange (“NYSE”) Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

c)	a suspension of trading in futures or options contracts linked or related to such reference index by the primary related exchange, if available, by reason of:

•	a price change exceeding limits set by such exchange,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts,

will, in each case, constitute a suspension, absence or material limitation of trading in futures or options contracts linked or related to such reference index; and

d)	a “suspension, absence or material limitation of trading” on the primary related exchange will not include any time when such exchange is itself closed for trading under ordinary circumstances.

For a reference fund

In respect of a reference fund, “market disruption event” means, as determined by the calculation agent in its sole discretion:

a)	the occurrence or existence of a suspension, absence or material limitation of trading in the shares of such reference fund on the relevant exchange for such reference fund for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session for such relevant exchange;

b)	a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference fund, as a result of which the reported trading prices for the shares of such reference fund during the last one-half hour period preceding the close of the principal trading session for such relevant exchange are materially inaccurate; or

c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange for such reference fund for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session for such related exchange; or

d)	a decision to permanently discontinue trading in the relevant futures or options contracts relating to such reference fund or to the tracked index by a related exchange;

that, in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in the shares of such reference fund or in any instruments linked or related to the shares of such reference fund or the tracked index, or to maintain, adjust or unwind all or a material portion of any hedge position with respect to the securities.

For purposes of determining whether a market disruption event in respect of a reference fund has occurred:

a)	a limitation on the hours or number of days of trading will not constitute a market disruption event if such limitation results from an announced change in the regular business hours of the relevant exchange or the primary related exchange for such reference fund;

b)	limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

c)	a suspension of trading in futures or options contracts linked or related to such reference fund or the applicable tracked index, if any, by the primary related exchange, if available, by reason of:

•	a price change exceeding limits set by such exchange,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts,

will, in each case, constitute a suspension, absence or material limitation of trading in futures or options contracts linked or related to such reference fund or the applicable tracked index; and

d)	a “suspension, absence or material limitation of trading” on the primary related exchange will not include any time when such exchange is itself closed for trading under ordinary circumstances.

For a reference share

In respect of a reference share, “market disruption event” means, as determined by the calculation agent in its sole discretion:

a)	the occurrence or existence of a suspension, absence or material limitation of trading in such reference shares on the relevant exchange for such reference shares for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session for such relevant exchange;

b)	a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference shares, as a result of which the reported trading prices for such reference shares during the last one-half hour period preceding the close of the principal trading session for such relevant exchange are materially inaccurate;

c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange for such reference shares during the one-half hour period preceding the close of the principal trading session for such related exchange; or

d)	a decision to permanently discontinue trading in the relevant futures or options contracts relating to such reference shares by a related exchange;

that, in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in such reference shares or in any instruments linked or related to such reference shares, or to maintain, adjust or unwind all or a material portion of any hedge position with respect to the securities.

For purposes of determining whether a market disruption event in respect of a reference share has occurred:

a)	a limitation on the hours or number of days of trading will not constitute a market disruption event if such limitation results from an announced change in the regular business hours of the relevant exchange or the primary related exchange for such reference shares;

b)	limitations pursuant to the NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

c)	a suspension of trading in futures or options contracts linked or related to such reference shares by the primary related exchange, if available, by reason of:

•	a price change exceeding limits set by such exchange,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts,

will, in each case, constitute a suspension, absence or material limitation of trading in futures or options contracts linked or related to such reference shares; and

d)	a “suspension, absence or material limitation of trading” on the primary related exchange will not include any time when such exchange is itself closed for trading under ordinary circumstances.

Changes to the calculation of a reference index

If a reference index (a) is not calculated and announced by its index sponsor, but is instead calculated and announced by a successor sponsor that is acceptable to the calculation agent or (b) is replaced by a successor index that uses what is, in the sole determination of the calculation agent, the same or a substantially similar formula for, and method of, calculation as used for such reference index, then such successor sponsor (if applicable) will be deemed to be the index sponsor for such reference index, and such successor index (if applicable) as so calculated and announced by its index sponsor will be deemed to supersede such reference index (such successor index, a “successor reference index”).

Upon any selection by the calculation agent of a successor reference index, such successor reference index will be substituted for the original reference index for all purposes relating to the securities, and we will, or will cause the calculation agent to, furnish notice thereof to us and the trustee.

If, (x) on or prior to a calculation date or other relevant date(s) on which a closing level for a reference index must be determined, the relevant index sponsor, index calculation agent or index creator makes, in the determination of the calculation agent, a material change in the formula for, or method of calculating, such reference index or in any other way materially modifies such reference index (other than a modification prescribed in such formula or method to maintain such reference index in the event of changes in constituent stocks, capitalization or other routine events) or, (y) on any calculation date or other relevant date(s) on which a closing level for a reference index must be determined, the relevant index sponsor fails to calculate and announce a closing level for such reference index (including a permanent discontinuance of such reference index where there is no successor reference index as described above), then, in each case, the calculation agent will calculate the closing level of such reference index using the level of such reference index on such calculation date or relevant date(s) in accordance with the formula for, and method of calculating, the closing level for such reference index last in effect immediately prior to such change or failure, but using only those stocks included in such reference index that were also included in such reference index immediately prior to such change or failure. Notice of such an adjustment to a reference index will be provided to the trustee.

Changes to the calculation of a reference fund

If a reference fund is de-listed from its relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute such discontinued reference fund with an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to such discontinued reference fund (such exchange-traded fund, a “successor reference fund”). If a reference fund is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor reference fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of such discontinued reference fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the performance of such discontinued reference fund. If a successor reference fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will, as closely as reasonably possible, replicate the performance of a discontinued reference fund, that successor reference fund or closing level will be substituted for the discontinued reference fund for all purposes for the securities.

If, at any time:

•	the tracked index is changed in any material respect, or

•	a reference fund is in any other way modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of such reference fund had those changes or modifications not been made, then, from and after that time, the calculation agent will make such calculations or adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level as if such changes or modifications had not been made, and calculate the closing level with respect to such reference fund, as adjusted.

The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Adjustments

For purposes of adjustments described herein, each non-U.S. dollar value (whether a value of cash, property, securities or otherwise) shall be expressed in U.S. dollars as converted from the relevant currency using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the date of valuation, or if this rate is unavailable, such rate as the Calculation Agent may determine.

For a reference fund

The share adjustment factor for a reference fund will initially be set to 1.0 on the trade date and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any share adjustment factor for any events occurring after the close of business on the final valuation date; provided, however, if we deliver shares of one or more underlyings at maturity or upon early redemption, the share adjustment factor will be subject to adjustment up to, and including, the maturity date or early redemption date, as applicable. The required adjustments specified below do not cover all events that could affect the level of any underlying.

No adjustment to the share adjustment factor for a reference fund will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

Share splits and reverse share splits

If the shares of a reference fund are subject to a share split or reverse share split, the share adjustment factor for such reference fund will be adjusted on the effective date of such share split or reverse share split so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund, and

•	the number of shares that a holder of one share of such reference fund before the effective date would have owned (or been entitled to receive) immediately following the applicable effective date.

Share dividends or distributions

If a reference fund is subject to a share dividend (i.e., an issuance of additional shares of such reference fund that is given ratably to all, or substantially all, holders of shares of such reference fund), the share adjustment factor for such reference fund will be adjusted on the ex-dividend date for such dividend or distribution so that the new share adjustment factor for such reference fund equals the prior share adjustment factor for such reference fund plus the product of:

•	the prior share adjustment factor for such reference fund; and

•	the number of additional shares of such reference fund issued in the share dividend or distribution with respect to one share of such reference fund.

Non-cash distributions

If a reference fund distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference fund to all, or substantially all, holders of shares of such reference fund (other than (i) share dividends or distributions referred to under “— Share dividends or distributions” above and (ii) cash dividends referred to under “— Extraordinary cash dividends or distributions” below), then the share adjustment factor for such reference fund will be adjusted on the ex-dividend date for such distribution so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund; and

•	a fraction, the numerator of which is the current market price of one share of such reference fund and the denominator of which is the current market price of one share of such reference fund less the fair market value of such distribution.

For purposes of these adjustments to the share adjustment factor of a reference fund:

•	The “current market price” means the closing level of one share of a reference fund on the trading day for such reference fund immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor for such reference fund.

•	The “ex-dividend date,” with respect to a dividend or other distribution on the shares of an underlying, means the first trading day on which the shares of such reference fund trade on the relevant exchange for such reference fund without the right to receive that dividend or other distribution (whether in the form of due bills or otherwise).

•	The “fair market value” of a distribution on the shares of a reference fund means the value of the property distributed in respect of one share of such reference fund in such distribution on the ex-dividend date for such distribution. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value per share or other unit of such distributed property will equal the closing price of one share or other unit of such distributed property on such ex-dividend date.

Extraordinary cash dividends or distributions

A dividend or other distribution consisting exclusively of cash to all, or substantially all, holders of shares of a reference fund (with respect to such reference fund, the “relevant dividend”) will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for such reference fund by an amount equal to at least 10% of the closing level of such reference fund on the first trading day for such reference fund immediately preceding the ex-dividend date of the relevant dividend, unless otherwise specified in the applicable pricing supplement. For purposes of this section, an “immediately preceding non-extraordinary cash dividend” for a reference fund means a dividend for which an ex-dividend date has occurred and no adjustment was made to the share adjustment factor for such reference fund as described herein. For the avoidance of doubt, if more than one cash dividend for a reference fund has the same ex-dividend date, then each such dividend will be deemed to be a single dividend with the aggregate payment amount of such consolidated dividends on such ex-dividend date.

If an extraordinary cash dividend occurs, the share adjustment factor for the affected reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the prior share adjustment factor for such reference fund plus the product of:

•	the prior share adjustment factor for such reference fund, and

•	a fraction, the numerator of which is the amount of the extraordinary cash dividend per share of such reference fund and the denominator of which is the closing level of such reference fund on the trading day for such reference fund before the ex-dividend date for such reference fund.

For equity securities of a reference share issuer

The share adjustment factor for a reference share will initially be set to 1.0 on the trade date and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any share adjustment factor for any events occurring after the close of business on the final valuation date; provided, however, if we deliver one or more underlyings at maturity or upon early redemption, the share adjustment factor will be subject to adjustment up to, and including, the maturity date or early redemption date, as applicable. The required adjustments specified below do not cover all events that could affect the level of any underlying.

No adjustment to the share adjustment factor for a reference share will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

For purposes of these adjustments, except as noted below, if a reference share is an ADS, all adjustments to the share adjustment factor for such reference share will be made based on the occurrence of the corporate events specified below with respect to the corresponding foreign equity securities of such ADS. For example, if such foreign equity securities are subject to a two-for-one stock split, and assuming the then-prevailing share adjustment factor for such reference share is equal to 1.0, the share adjustment factor for such reference share would be adjusted to be equal to 2.0. Further, if a reference share is an ADS, the term “dividend” as used in this section with respect to such reference share will mean, unless otherwise specified in the applicable pricing supplement, the dividend paid to holders of such ADS, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims, and is entitled to, a reduction in such taxes under an applicable income tax treaty, if available.

If a reference share is an ADS, no adjustments to the share adjustment factor for such reference share, including those described below, will be made if (1) holders of such ADS are not affected by any of the corporate events described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or depositary for such ADS has already adjusted the number of shares of the corresponding foreign equity securities represented by such ADS to reflect the corporate event in question. However, to the extent that the number of shares of such corresponding foreign equity securities represented by such ADS is changed for any other reason, appropriate modifications to the adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Stock splits and reverse stock splits

If any reference shares are subject to a stock split or reverse stock split, the share adjustment factor for such reference shares will be adjusted on the effective date of such stock split or reverse stock split so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares; and

•	the number of shares that a holder of one reference share before the effective date would have owned (or been entitled to receive) immediately following the applicable effective date.

Stock dividends or distributions

If any reference shares are subject to (i) a stock dividend (i.e., an issuance of additional reference shares that is given ratably to all, or substantially all, holders of such reference shares) or (ii) a distribution of reference shares as a result of the triggering of any provision of the corporate charter of the reference share issuer of such reference shares or otherwise, then, once such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted on the ex-dividend date for such dividend or other distribution so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares; and

•	the number of additional reference shares issued in the stock dividend or other distribution with respect to one reference share.

Non-cash dividends or distributions

If the reference share issuer of any reference shares distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference share issuer to all, or substantially all, holders of such reference shares (other than dividends, distributions or issuances referred to under “— Stock splits and reverse stock splits” or “— Stock dividends or distributions” above or “— Extraordinary cash dividends or distributions” or “— Issuance of transferable rights or warrants” below), then the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares; and

•	a fraction, the numerator of which is the current market price of such reference shares and the denominator of which is the current market price of such reference shares less the fair market value of such distribution.

For purposes of these adjustments to the share adjustment factor of any reference shares:

•	The “current market price” means the closing level of reference share on the trading day for such reference shares immediately preceding the ex-dividend date of the dividend or other distribution requiring an adjustment to the share adjustment factor for such reference shares.

•	The “ex-dividend date,” with respect to a dividend or other distribution on any reference shares, means the first trading day on which such reference shares trade on the relevant exchange for such reference shares without the right to receive that dividend or other distribution (whether in the form of due bills or otherwise).

•	The “fair market value” of a distribution on any reference shares means the value of the property distributed in respect of one reference share in such distribution on the ex-dividend date for such distribution. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value per share or other unit of such distributed property will equal the closing price of one share or other unit of such distributed property on such ex-dividend date.

Notwithstanding the foregoing, a distribution on any reference shares described in clause (a), (d) or (e) of the section entitled “— Reorganization events” or “— Issuance of transferable rights or warrants” below that also would require an adjustment under this section will not cause an adjustment to the share adjustment factor for such reference shares under this “Non-cash dividends or distributions” section, and will only be treated as a reorganization event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “— Reorganization events” or will only cause an adjustment pursuant to the section entitled “— Issuance of transferable rights or warrants,” as applicable.

Extraordinary cash dividends or distributions

A dividend or other distribution consisting exclusively of cash to all, or substantially all, holders of any reference shares (with respect to such reference shares, the “relevant dividend”) will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for such reference shares by an amount equal to at least 10% of the closing level of such reference shares on the first trading day for such reference shares immediately preceding the ex-dividend date of the relevant dividend, unless otherwise specified in the applicable pricing supplement. For purposes of this section, an “Immediately preceding non-extraordinary cash dividend” for any reference shares means a dividend for which an ex-dividend date has occurred and no adjustment was made to the share adjustment factor for such reference shares as described herein. For the avoidance of doubt, if more than one cash dividend for any reference shares has the same ex-dividend date, then each such dividend will be deemed to be a single dividend with the aggregate payment amount of such consolidated dividends on such ex-dividend date.

If an extraordinary cash dividend occurs, the share adjustment factor for the affected reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares; and

•	a fraction, the numerator of which is the amount of the extraordinary cash dividend per share of such reference shares and the denominator of which is the closing level of such reference shares on the trading day for such reference shares before the ex-dividend date for such reference shares.

Issuance of transferable rights or warrants

If the reference share issuer of any reference shares issues transferable rights or warrants to all holders of such reference shares to subscribe for, or purchase, such reference shares, including new or existing rights to purchase such reference shares, at an exercise price that is less than the closing level of one reference share on both (i) the date the exercise price of such rights or warrants, pursuant to a shareholder’s rights plan or arrangement or otherwise, is determined and (ii) the expiration date of such rights and warrants, and if the expiration date of such rights or warrants precedes the maturity date, then the share adjustment factor for such reference shares will be adjusted on the expiration date so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares; and

•	the number of such reference shares that could be purchased in the market with the cash value of such rights or warrants distributed on one reference share.

The number of reference shares that could be purchased in the market will be based on the closing level of such reference shares on the date the new share adjustment factor for such reference shares is determined. The cash value of such rights or warrants, if such rights or warrants are traded on a U.S. national securities exchange or a foreign securities exchange or market, will equal the closing price of such rights or warrants or, if such rights or warrants are not traded on a U.S. national securities exchange or a foreign securities exchange or market, will be determined by the calculation agent and will equal the arithmetic average (or “mean”) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new share adjustment factor for such reference shares is determined; provided that, if only two such bid prices are available, then the cash value of such rights or warrants will equal the arithmetic average (or “mean”) of such bids and, if only one such bid is available, then the cash value of such rights or warrants will equal such bid.

Reorganization events

If, prior to the maturity date:

a)	there occurs any reclassification or change of any reference shares, including, without limitation, as a result of the issuance of tracking stock by the reference share issuer of such reference shares;

b)	the reference share issuer of any reference share, or any surviving entity or subsequent surviving entity of such reference share issuer (a “successor entity”), has been subject to a merger, combination or consolidation and is not the surviving entity, or is the surviving entity but all such oustanding reference shares have been exchanged for, or converted into, other property;

c)	any statutory exchange of the shares of the reference share issuer of any reference share or any successor entity with another corporation or other entity occurs, other than pursuant to clause (b) above;

d)	the reference share issuer of any reference share is liquidated, or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

e)	the reference share issuer of any reference share issues to all of its shareholders equity securities of an issuer other than such reference share issuer, other than in a transaction described in clause (b), (c) or (d) above (a “spin-off event”); or

f)	a tender or exchange offer or going private transaction is commenced for all of the outstanding shares of the reference share issuer of any reference share and is consummated and completed for all or substantially all of such shares (an event in clauses (a) through (f), a “reorganization event”), then, the level on any day for such reference shares or, in the case of a spin-off event, the share adjustment factor for such reference shares will be adjusted as set forth below.

If an event similar to a reorganization event as described above occurs with respect to any reference shares, the calculation agent may calculate the corresponding adjustment or series of adjustments to the initial level, closing level or other level(s) of such reference shares, as applicable, as the calculation agent determines in good faith to be appropriate to account for such event. You will not be entitled to any compensation from us or from the calculation agent for any loss suffered as a result of any such adjustment or the calculation agent’s decision not to make any such adjustment.

If a reorganization event with respect to any reference shares, other than a spin-off event, occurs as a result of which the holders of such reference shares receive exchange property, then the level on any day for such reference shares will be determined by reference to the value of such exchange property in respect of each such reference share following the effective date for such reorganization event. The value of such exchange property will be calculated as the sum of the values of the components of such exchange property as described below:

•	if the exchange property consists of securities (including, without limitation, securities of the reference share issuer of any reference share or securities of foreign issuers represented by ADSs) traded on a U.S. national securities exchange (“exchange-traded securities”), the value of such exchange property will equal the closing price(s) of such exchange-traded securities on the relevant primary exchange(s) for such exchange-traded securities.

•	if the exchange property consists of cash, property other than exchange-traded securities or a combination thereof, the calculation agent will value such exchange property as if such exchange property was liquidated on the date holders of such reference shares received such non-cash exchange property upon terms that it deems commercially reasonable, and the value of such exchange property will equal the aggregate cash amount, including both the exchange property consisting of cash and the amount resulting from such valuation of such non-cash exchange property.

Following a spin-off event, holders of the securities will not participate in any way in the returns or market performance of the equity securities issued to holders of such reference shares in such spin-off event.

“Exchange property,” with respect to any reference shares that are subject to a reorganization event other than a spin-off event, will consist of any reference shares that continue to be held by the holders of such reference shares, and any securities, cash or any other property distributed to the holders of such reference shares in, or as a result of, such reorganization event. In the event a reorganization event occurs in which a holder of any reference shares may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash. No coupons will accrue or be payable on any exchange property.

In the event that exchange property consists of securities, those securities will, in turn, be subject to the adjustments and market disruption events described herein, as modified by the calculation agent to take into account the nature and terms of such securities.

In the case of a tender or exchange offer or going private transaction for all of any outstanding reference shares that is consummated and completed for all, or substantially all, of such reference shares and that involves exchange property of a particular type, exchange property will be deemed to include the amount of cash or other property paid by the offeror in such tender or exchange offer or going private transaction with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going private transaction).

If a spin-off event with respect to any reference shares occurs, then, on and after the ex-dividend date for such reference shares for the distribution of the equity securities subject to such spin-off event, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares; and

•	a fraction, the numerator of which is the closing level of such reference shares on the trading day immediately preceding the ex-dividend date for such reference shares with respect to such spin-off event (the “prior price”) and the denominator of which is the prior price less the value of a number of spin-off shares received per share of such reference shares in such spin-off. The value of a spin-off share will be determined as set forth under “closing level” as if such spin-off share was a reference share.

As a result, following a spin-off event, holders of the securities will not participate in any way in the returns or market performance of the equity securities issued to holders of such reference shares in such spin-off event.

Delisting of ADSs or termination of ADS facilities

If any reference shares that were originally ADSs (the “original reference shares”) are no longer listed or admitted for trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the corresponding foreign equity securities and the ADS depositary is terminated for any reason, then, on and after the date such ADSs are no longer so listed or admitted for trading or the date of such termination, as applicable (the “change date”), the calculation agent, in its sole discretion, will either (A) determine the successor reference shares (as defined below) to such ADSs after the close of the principal trading session on the trading day immediately prior to the change date in accordance with the following paragraph (each successor stock as so determined, “successor reference shares,” and the issuer of the corresponding foreign equity securities for each successor underlying, a “successor foreign reference share issuer”) or (B) select the corresponding foreign equity securities to replace such original reference shares.

The “successor reference shares” with respect to an ADS will be the ADS of a company selected by the calculation agent that is organized, or has its principal executive office located, in the country in which the reference share issuer of such original reference shares were organized or had its principal executive office, and which is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as the original reference shares in respect of such successor reference shares that, in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that the successor reference shares will not be any ADS that is (or corresponding foreign equity securities that are) subject to a trading restriction under the trading restriction policies of Credit Suisse or any of its affiliates that would materially limit the ability of Credit Suisse or any of its affiliates to hedge the securities with respect to such ADS (a “hedging restriction”); provided further, if any successor reference shares cannot be identified as set forth above for which a hedging restriction does not exist, such successor reference shares will be selected by the calculation agent and will be the ADS of a company that (i) is organized, or has its principal executive office located, in the country in which the issuer of such original reference shares was organized or had its principal executive office, (ii) is then registered to trade on the NYSE or The NASDAQ Stock Market, (iii) in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such original reference shares and (v) is not subject to a hedging restriction. Notwithstanding the foregoing, if any successor reference shares cannot be identified in the country in which the issuer of such original reference shares was organized or had its principal executive office, as set forth above, then such successor reference shares will be selected by the calculation agent and will be the equity securities of a company that are then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as such original reference shares and that, in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility, and which is not subject to a hedging restriction.

Upon the determination by the calculation agent of any successor reference shares pursuant to clause (A) of the first paragraph under this “— Delisting of ADSs or termination of ADS facilities,” on and after the change date, all references in this product supplement and the applicable pricing supplement to such “reference shares” or “underlying” will no longer be deemed to refer to the original reference shares and will instead be deemed to refer to any such successor reference shares for all purposes, and all references in this product supplement and the applicable pricing supplement to the “reference share issuer” of such original reference shares will instead be deemed to refer to any such successor reference share issuer. Upon the selection of any successor reference shares by the calculation agent pursuant to clause (A) of the first paragraph under this “— Delisting of ADSs or termination of ADS facilities,” on and after the change date, (i) the initial level for such successor reference shares will be the initial level of the original reference shares, (ii) the closing level for such successor reference shares on any trading day will be the closing level of one such successor reference share on such trading day multiplied by the share adjustment factor on such trading day, and (iii) the share adjustment factor for such successor reference shares will be an amount, as determined by the calculation agent in its sole discretion in good faith as of the change date, taking into account, among other things, the closing level of the original reference shares on the trading day immediately preceding the change date, subject to adjustment for certain corporate events related to such successor reference shares in accordance with “— Adjustments” above.

Following the selection of any successor reference shares, the share adjustment factor for such successor reference shares will be subject to adjustment as described above under “— Adjustments” above.

If any successor reference shares are selected as described in this “— Delisting of ADSs or termination of ADS facilities,” we will, or will cause the calculation agent to, provide written notice to the trustee, to us and to The Depository Trust Company (“DTC”) within 30 business days immediately following the change date of such successor reference shares, the successor reference share issuer for such successor reference shares and the initial level for such successor reference shares, as well as the original reference shares so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the calculation agent selects corresponding foreign equity securities to replace any reference shares pursuant to clause (B) of the first paragraph under this “— Delisting of ADSs or termination of ADS facilities,” the share adjustment factor for such reference shares will thereafter equal the last value of the share adjustment factor for such ADS multiplied by the number of such corresponding foreign equity securities represented by a single share of such ADS, subject to further adjustments as described under “— Adjustments” above. On any trading day, the closing level for such reference shares will be expressed in U.S. dollars, converting the closing level of the corresponding foreign equity securities on such trading day into U.S. dollars using the applicable reference exchange rate as described below.

On any date of determination, the applicable reference exchange rate will be the spot rate of the local currency of the corresponding foreign equity security relative to the U.S. dollar as reported by Reuters (or any successor service) on the relevant page for such rate at approximately the closing time of the relevant exchange for such foreign equity security on such day. However, (1) if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable reference exchange rate on such date will equal an arithmetic average (or “mean”) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following such date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three such bid quotations, the arithmetic average (or “mean”) of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency in U.S. dollars in the aggregate principal amount of the securities for settlement on the third business day following such date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable reference exchange rate in its sole discretion.

Events of default and acceleration

In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the securities (had the event of default not occurred) as determined by at least three, but not more than five, broker-dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any securities by us or the redemption of any securities, such securities will be cancelled by the trustee.

Book-entry, delivery and form

We will issue the securities in the form of one or more fully-registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the securities are represented by the global notes, we will pay the redemption amount on the securities, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities — Book-Entry System” in the accompanying prospectus and “Description of Notes — Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Calculation agent

The calculation agent is Credit Suisse International, an affiliate of ours. The calculation agent makes all determinations with respect to the securities. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the securities, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise.

The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to “Risk Factors — There may be conflicts of interest.”

Further issues

Without notice to, or the consent of, the registered holder(s) of the securities, we may from time to time create and issue further securities ranking pari passu with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Amendments

We may, without the consent of the registered holder(s) of the securities or the owners of any beneficial interest in the securities, amend the securities to conform their terms to the terms set forth in the applicable offering documents, and the trustee is authorized to enter into any such amendment without any such consent.

Substitution

Credit Suisse may at any time substitute another of its branches for the branch through which it acts under the securities for all purposes under the securities.

Notices

Notices to holders of the securities will be made by first-class mail, postage prepaid, to the registered holder(s).

The Underlyings or Basket

The one or more underlyings or the basket to which the securities are linked will be specified in the applicable pricing supplement. If any underlying or basket component, as applicable, is replaced by a successor underlying or basket component, as applicable, as set forth above, such successor underlying or basket component will be substituted for that underlying or basket component, for all purposes relating to the securities.

Reference shares

If the applicable pricing supplement specifies that the securities will be linked to the performance of one or more reference shares, we will provide summary information in such pricing supplement regarding the businesses of the applicable reference share issuer(s) based on publicly available information. We take no responsibility for the accuracy or completeness of such publicly available information. We do not make any representation that such publicly available documents or any other publicly available information regarding any reference share(s) or reference share issuer is accurate or complete. We are not responsible for any public disclosure of information by any reference share issuer, whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of public information or filings of any such reference share issuer, or the level(s) of any reference share(s), have or in the future will be publicly disclosed.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to, or filed with, the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. In addition, information provided to, or filed with, the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is.http://www.sec.gov. Information regarding the reference shares and the reference share issuer(s) may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the securities offered thereby and do not relate to any reference shares or other securities of any reference share issuer(s). We will derive any and all disclosures contained in the relevant pricing supplement regarding the reference shares and the reference share issuer(s) from the publicly available documents described above. In connection with the offering of the securities, we have not, and will not, participate in the preparation of such documents or make any due diligence inquiry with respect to any reference shares or reference share issuer(s). We do not, and will not, make any representation that such publicly available documents are, or any other publicly available information regarding any reference shares or reference share issuer(s) is, or will be, accurate or complete. Furthermore, we cannot give you any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of any reference shares (and therefore, the final level(s) of such reference shares) have or in the future will be publicly disclosed. Subsequent disclosure of any such events or the disclosure of, or failure to disclose, material future events concerning any reference shares or reference share issuer(s) could affect the payment at maturity or upon early redemption with respect to the securities and, therefore, the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you regarding the future performance of any reference shares or basket.

We or our affiliates may currently, or from time to time in the future, engage in business with the reference share issuer(s) of any reference shares of the securities we are offering to you, including extending loans to, making equity investments in or providing advisory services (including merger and acquisition advisory services) to, such reference share issuer(s). In the course of such business, we or our affiliates may acquire non-public information about such reference shares or reference share issuer(s) and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express opinions regarding such reference shares or reference share issuer(s), and these reports or opinions may or may not recommend that investors buy or hold such reference shares. As a prospective purchaser of the securities, you should undertake an independent investigation of the reference shares and reference share issuer(s) that in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

Reference indices, reference funds and reference shares

Additional information relating to the underlyings or the basket will be set forth in one or more underlying supplements or in the applicable pricing supplement.

Historical performance

We will provide historical information on any underlying(s) or the basket in the relevant pricing supplement. You should not misconstrue any historical levels or prices that we may provide in any pricing supplement as an indication of the future performance of any underlying(s) or the basket. Neither we nor any of our affiliates makes any representation to you regarding the future performance of any underlying(s) or the basket.

Material United States Federal Income Tax Considerations

The following discussion summarizes material U.S. federal income tax consequences of owning and disposing of the securities that may be relevant to holders of the securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and that purchase the securities at the “issue price” of the securities (as described below). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	certain U.S. expatriates,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds the securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction,

•	a person whose functional currency is not the U.S. dollar, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the IRS has been sought as to the U.S. federal income tax consequences of the ownership and disposition of the securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the Securities

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of the securities or instruments with terms that are substantially the same as those of your securities. We cannot assure you that the IRS or any court will agree with the tax treatment described below or in the applicable pricing supplement for a particular security. The possible alternative characterizations and risks to investors of such characterizations are discussed below.

The U.S. federal income tax consequences to a U.S. Holder of securities will differ depending on the terms of the securities. As discussed further below, one possible characterization of the securities is that they are treated, for U.S. federal income tax purposes, as indebtedness. If the securities have a term of one year or less, holders should treat them as short-term debt obligations in the manner described below under “U.S. Holders — Short-term Debt Obligations.” Based on the particular terms of the securities, including the payment of coupons and composition of the underlying, holders should treat securities that have a term of more than one year as indebtedness that is subject to the regulations governing variable rate debt instruments (“VRDIs”) in the manner described below under “U.S. Holders — Variable Rate Debt Instruments” or contingent payment debt instruments (“CPDIs”) in the manner described below under “U.S. Holders — Contingent Payment Debt Instruments.”

In certain cases, how a particular security will be treated will not be clear. The applicable pricing supplement will specify whether the securities should be treated as VRDIs or CPDIs for U.S. federal income tax purposes, or if another treatment applies. In the absence of an administrative or judicial ruling to the contrary, you agree to treat the securities for all tax purposes in accordance with such characterization and the balance of this discussion assumes that the securities will be so treated.

Alternative Characterizations of the Securities

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described below. For example, if we intend to treat an offering of securities as VRDIs, the IRS could seek to treat the securities as CPDIs, and vice versa, which, if the IRS were successful, could have adverse U.S. federal income tax consequences to you. The IRS might also characterize a security as a notional principal contract (an “NPC”). In general, payments on an NPC are accrued ratably (as ordinary income or deduction, as the case may be) over the period to which they relate regardless of an investor’s usual method of tax accounting. Payments made to terminate an NPC (other than perhaps a final scheduled payment) are capital in nature. Deductions for NPC payments may be limited in certain cases. Certain payments under an NPC may be treated as U.S. source income. Generally, the securities are not, and we do not expect that the securities will be, listed on a securities exchange. In the event the securities are listed on a securities exchange, it is possible that the IRS would seek to characterize the securities as options, and thus as Code section 1256 contracts. In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. The IRS might assert that the securities are not debt instruments and, if the underlying includes shares in a non-U.S. company, including ADSs, the IRS could also characterize the securities as options on a passive foreign investment company. Alternatively, the IRS might assert that the securities are not debt instruments and that the securities constitute a “constructive ownership transaction,” in which case, under Code section 1260, all or a portion of your gain, if any, from the securities would be recharacterized as ordinary income, and you would be required to pay additional tax calculated by reference to interest on the tax on such recharacterized income. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the securities.

Short-Term Debt Obligations

If the securities have a term of one year or less, U.S. Holders should treat them as short-term debt obligations. Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the excess of the sum of all payments provided by the obligation over the obligation’s issue price. It is unclear how the rules governing short-term debt obligations apply to short-term debt obligations that have contingent payments, such as the securities.

Under the rules that apply to short term debt obligations, a cash method U.S. Holder (other than an Electing Cash-method U.S. Holder, as defined below) should include any discount on the securities as ordinary income upon receipt. Upon a sale or other taxable disposition of a security, a cash method U.S. Holder (other than an Electing Cash-method U.S. Holder) should recognize gain or loss with respect to the security in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the security. Such gain or loss will be short-term capital gain or loss, except to the extent of the discount that has accrued on a straight-line basis (or, if elected, according to a constant-yield method based on daily compounding) through the date of the sale or other taxable disposition, which should be treated as ordinary income. In addition, a cash method U.S. Holder (other than an Electing Cash-method U.S. Holder) will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the security until it is included in income.

Under the rules that apply to short term debt obligations, an accrual method, a cash method U.S. Holder that elects to accrue the discount currently (an “Electing Cash-method U.S. Holder”), or certain specified taxpayers (e.g., regulated investment companies) should include any discount on the securities as ordinary income as it accrues on a straight-line basis, unless it elects to accrue the discount on a constant yield method based on daily compounding. Upon a sale or other taxable disposition of a security, such a U.S. Holder should recognize gain or loss with respect to the security in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the security. Such gain or loss will be short-term capital gain or loss, except to the extent of any discount that has accrued on a straight-line basis (or, if elected, according to a constant-yield method based on daily compounding) through the date of the sale or other taxable disposition and has not previously been included in income, which should be treated as ordinary income.

It is uncertain whether the coupons should be treated as interest income includible in a U.S. Holder’s income in accordance with such U.S. Holder’s method of accounting (e.g., upon receipt, in the case of a cash method U.S. Holder), or treated as part of the redemption payment at maturity. In view of this uncertainty, U.S. Holders should treat all coupons on the securities as ordinary income when paid by us. Where a security provides for contingent payments, it is also unclear whether a U.S. Holder would be eligible to amortize a portion of the purchase price as bond premium, if any.

Variable Rate Debt Instruments

In some cases, U.S. Holders should treat the securities as VRDIs if they have a term of more than one year. In such case, the securities generally are not expected to be treated as issued with original issue discount (“OID”) or premium for U.S. federal income tax purposes because the stated redemption price at maturity of the securities is expected to equal their issue price, or because any such difference is expected to only be a de minimis amount (as determined for U.S. federal income tax purposes). In such case, coupon payments on the securities should be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting for U.S. federal income tax purposes).

If the securities are treated as issued with OID, a U.S. Holder will be required to include in ordinary gross income the sum of the “daily portions” of OID on its securities for all days during the taxable year that such U.S. Holder own its securities regardless of whether such U.S. Holder uses the cash or the accrual method of tax accounting. The daily portions of OID on the securities are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that period. Accrual periods may be any length and may vary in length over the term of the securities, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If the securities provide for annual payments of interest at a single variable rate, the amount of OID on the securities allocable to each accrual period is determined by (a) multiplying the adjusted issue price (as defined below) of the securities at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the securities and the denominator of which is the number of accrual periods in a year; and (b) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period. The “adjusted issue price” of the securities at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the securities in all prior accrual periods. The “annual yield to maturity” of the securities is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the securities to equal the issue price. The amount of OID is computed (a) by treating all stated interest as qualified stated interest, (b) assuming for any qualified floating rate or qualified inverse floating rate, that the value as of that rate is fixed at its value of the issue date or in the case of an objective rate (other than a qualified inverse floating rate) that the value of that rate is fixed at a rate that reflects the reasonably expected yield on the instrument, and (c) increasing or decreasing the amount of qualified stated interest allocable to an accrual period to the extent the amount actually paid during the period exceeds or is less than the fixed amount assumed.

If the securities do not provide for stated interest at a single qualified floating rate or objective rate, and does not provide for any fixed rate, a U.S. holder generally must determine the interest and OID accruals on the securities by (a) determining a fixed rate substitute for each variable rate provided under such securities (generally the value of the qualified floating rate or objective rate on the issue date), (b) constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above, (c) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument and (d) adjusting for actual variable rates during the applicable accrual period.

If the securities provide for stated interest either at one or more qualified floating rates, and also provide for stated interest at a single fixed rate (which fixed rate does not allow the securities to be treated as bearing interest at a single qualified floating rate under the rules described above), a U.S. holder generally must determine interest and OID accruals by using the method described in the previous paragraph. However, the securities will be treated, for purposes of the first three steps of the determination, as if such securities had provided for a qualified floating rate rather than the fixed rate. The qualified floating rate that replaces the fixed rate must be such that the fair market value of such securities as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate rather than the fixed rate.

You should consult your tax advisor regarding possible tax consequences of the securities being treated as issued with OID or premium for U.S. federal income tax purposes.

Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition (less any accrued qualified stated interest, which will be taxable as ordinary interest income) and the U.S. Holder’s tax basis in the security. Such gain or loss will be long-term capital gain or loss in the case of a U.S. Holder that has held the security for more than one year at the time of disposition and short-term capital gain or loss otherwise.

Contingent Payment Debt Instruments

In some cases, U.S. Holders should treat the securities as debt instruments that are subject to the regulations governing CPDIs (“Contingent Debt Regulations”) if they have a term of more than one year. Under the Contingent Debt Regulations, actual cash payments on the securities, if any, will not be reported separately as taxable income, but will be taken into account under such regulations. As discussed more fully below, the effect of the Contingent Debt Regulations will be to:

•	require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the securities;

•	require you to accrue original issue discount at the comparable yield (as described below); and

•	generally result in ordinary rather than capital treatment of any gain and to some extent loss, on the sale, exchange, repurchase, or redemption of the securities.

A U.S. Holder will be required to accrue an amount of original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the securities, that equals:

•	the product of (i) the adjusted issue price (as defined below) of the securities as of the beginning of the accrual period and (ii) the comparable yield to maturity (as defined below) of the securities, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that the U.S. Holder held the securities.

The “issue price” of a security will be the first price at which a substantial amount of the securities is sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a security will be its issue price increased by any original issue discount previously accrued, determined without regard to any adjustments to original issue discount accruals described below, and decreased by the amount of any noncontingent payment and the projected amounts of any payments previously made with respect to the securities.

Under the Contingent Debt Regulations, a U.S. Holder will be required to include original issue discount in income each year, regardless of such holder’s usual method of tax accounting, based on the comparable yield of the securities. We will determine the comparable yield of the securities based on the rate, as of the initial issue date, at which we would issue a fixed rate debt instrument with no contingent payments but with terms and conditions similar to the securities. We are required to furnish holders the comparable yield and, solely for tax purposes, a projected payment schedule that estimates the amount and timing of contingent interest payments. For purposes of this determination — and only for purposes of this determination, which is required for U.S. federal income tax purposes — we have assumed that the securities will not be called and will be held until the maturity date.

The pricing supplement may include information regarding the comparable yield and projected payment schedule, or U.S. Holders can obtain this information by contacting Credit Suisse Tax Department, One Madison Avenue, Fourth Floor, New York, New York, 10010.

If the actual contingent payment received differs from the projected payment, adjustments will be made for the difference. If such payment exceeds the projected payment, a U.S. Holder will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional original issue discount in such taxable year. If, however, such payment is less than the amount of the projected payment, the U.S. Holder will incur a negative adjustment equal to the amount of such deficit. A negative adjustment will:

•	first, reduce the amount of original issue discount required to be accrued in the current year;

•	second, to the extent such adjustment exceeds the amount of original issue discount accrued in the current year, be treated as ordinary loss to the extent of the U.S. Holder’s total prior original issue discount inclusions with respect to the securities; and

•	third, to the extent such adjustment exceeds the amount of original issue discount accrued in the current year and the total prior original issue discount inclusions with respect to the securities reduce the amount realized on a sale, exchange, or redemption of the securities.

A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Code section 67.

Upon the sale or other taxable disposition of a security, a U.S. Holder will recognize gain or loss equal to the difference between such holder’s amount realized and the holder’s adjusted tax basis in the security. Any gain on a security generally will be treated as ordinary income. Loss from the disposition of a security will be treated as ordinary loss to the extent of the U.S. Holder’s prior net original issue discount inclusions with respect to the securities. Any loss in excess of that amount will be treated as capital loss, which generally will be long-term if the securities were held for more than one year. The deductibility of net capital losses by individuals and corporations are subject to limitations.

Special rules apply in determining the tax basis of a security. A U.S. Holder’s adjusted tax basis in a security is generally such holder’s original purchase price for the security increased by original issue discount (before taking into account any adjustments) such holder previously accrued on the securities and reduced by the amount of any noncontingent payment and the projected amount of any contingent payments previously scheduled to be made to such holder (without regard to the actual amount paid).

Passive Foreign Investment Company Rules

If the securities provide for the payment of the redemption amount in physical shares or units of the underlying and such physical shares or units constitute an ownership interest in a PFIC, U.S. Holders generally would be subject to adverse U.S. federal income tax consequences if physical shares or units are received. If the physical shares or units received were to constitute an ownership interest in a PFIC, a U.S. Holder would be required to (1) allocate the amount of any “excess distribution” in respect of the PFIC (including any gain realized from the disposition of an interest in the PFIC) ratably to each day in its holding period for the physical shares or units (which, as noted above, would begin on the day after delivery of the physical shares or units), (2) pay tax on the excess distribution at the maximum tax rate in effect for each taxable year to which the excess distribution is allocable, and (3) pay additional tax equal to interest accruing (at the rate charged for underpayments of U.S. federal tax) on the tax determined under (2) above, accruing from (a) the beginning of the due date (without regard to extensions) for the filing of tax returns for the taxable years to which the excess distribution is allocated under (1) above, to (b) the due date for the taxable year in which the excess distribution occurred. Also, if the physical shares or units received were treated as an ownership interest in a PFIC, an individual U.S. Holder would not get a step-up in tax basis to the fair market value upon the holder’s death. A U.S. Holder would also be required to file IRS Form 8621 for each year in which the U.S. Holder (i) recognizes gain on the direct or indirect disposition of the physical shares, (ii) receives certain direct or indirect distributions from us, or (iii) makes any of certain reportable elections (including a mark-to-market election). In addition, subject to certain exceptions applicable to de minimis shareholdings, each U.S. Holder who is a direct or indirect shareholder of a PFIC is required to file an annual report on IRS Form 8621. This requirement is in addition to other reporting requirements applicable to ownership in a PFIC. Additionally, in the event a U.S. Holder does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such form is filed.

We do not intend to ascertain whether the underlying includes shares of an issuer that is a PFIC. Accordingly, it is possible that an underlying share issuer is a PFIC, and that the securities constitute an ownership interest in a PFIC, with the consequences described above. You should consult with your tax advisor regarding the possible application of the PFIC rules to the securities.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. Holder’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year. “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the securities) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities). Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain. Any interest earned or deemed earned on the securities and any gain on sale or other taxable disposition of the securities will be subject to the Medicare Tax. If you are an individual, estate, or trust, you should consult with your tax advisor regarding application of the Medicare Tax to your income and gains in respect of your investment in the securities.

Securities Held Through Foreign Entities

Under certain provisions of the “Hiring Incentives to Restore Employment Act,” generally referred to as “FATCA,” and regulations thereunder, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to “foreign financial institutions” (as defined in the regulations or an applicable intergovernmental agreement) (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account. The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. “Passthru payments” means any withholdable payment and any foreign passthru payment. To avoid becoming subject to the 30% withholding tax on payments to it, a financial institution may be required to report information to the IRS regarding the holders of the securities. In the case of holders who (i) fail to provide the relevant information, (ii) are foreign financial institutions who have not agreed to comply with these information reporting requirements, or (iii) hold the securities directly or indirectly through such non-compliant foreign financial institutions, a payor may be required to withhold on a portion of payments under the securities. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. If payments on the securities are determined to be from sources within the United States, such payments will be treated as withholdable payments for these purposes.

Withholding under FATCA will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a U.S.-owned foreign entity and the identity of any substantial U.S. owners of such entity. If such withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

Subject to the exceptions described below, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above and certain payments made with respect to a “preexisting obligation,” as defined in the regulations), (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2018, and (iii) foreign passthru payments made after the later of December 31, 2018, or the date that final regulations defining the term “foreign passthru payment” are published. Notwithstanding the foregoing, the provisions of FATCA discussed above generally will not apply to (a) with respect to foreign passthru payments, any obligation (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that is executed on or prior to the date that is six months after the date on which final regulations defining foreign passthru payments are published (a “grandfathered obligation”), (b) any obligation that produces withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is executed on or prior to the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents, and (c) any agreement requiring a secured party to make payments with respect to collateral securing one or more grandfathered obligations (even if the collateral is not itself a grandfathered obligation). Thus, if you hold your securities through a foreign financial institution or foreign entity, a portion of any of your payments may be subject to 30% withholding.

Information Reporting Regarding Specified Foreign Financial Assets

The Code and regulations thereunder generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report. Specified foreign financial assets include, with some limited exceptions, any financial account maintained at a foreign financial institution and any debt or equity interest in a foreign financial institution, including a financial institution organized under the laws of a U.S. possession, and any of the following that are held for investment and not held in an account maintained by a financial institution: (1) any stock or security issued by a person other than a U.S. person (including a person organized in a U.S. possession), (2) any financial instrument or contract that has an issuer or counterparty that is other than a U.S. person (including a person organized in a U.S. possession), and (3) any interest in a foreign entity. Additionally, the regulations provide that specified foreign financial assets include certain retirement and pension accounts and non-retirement savings accounts.

Pursuant to the regulations and subject to certain exceptions, “specified domestic entities” are domestic corporations, domestic partnerships, or certain trusts that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets. Generally, specified domestic entities are certain corporations and partnerships, which are closely held by a specified individual and that meet passive income or passive asset tests, and, with certain exceptions, domestic trusts that have one or more specified individuals or specified domestic entities as a current beneficiary.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder or a specified domestic entity. Penalties apply to any failure to file IRS Form 8938. In the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your tax advisor as to the possible application to you of this information reporting requirement and the related statute of limitations tolling provision.

Non-U.S. Holders Generally

Except as provided under “Securities Held Through Foreign Entities” and “Substitute Dividend and Dividend Equivalent Payments” and unless otherwise stated in the applicable pricing supplement, payments made to a holder of the securities that is not a U.S. Holder (a “Non-U.S. Holder”) and that has no connection with the United States other than holding its securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Any effectively connected gains described in clause (1) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Substitute Dividend and Dividend Equivalent Payments

The Code and regulations thereunder treat a “dividend equivalent” payment as a dividend from sources within the United States. Unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax at a rate of 30%. A “dividend equivalent” payment is defined under the Code as (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” (a “specified NPC”) that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii).

Regulations provide that a dividend equivalent is any payment that references the payment or deemed payment of (i) a dividend from an underlying security pursuant to a securities lending or sale-repurchase transaction, (ii) a dividend from an underlying security pursuant to a specified NPC, (iii) a dividend from an underlying security pursuant to a specified equity-linked instrument (a “specified ELI”), and (iv) any other substantially similar payment. The regulations provide that a payment includes a dividend equivalent payment whether there is an explicit or implicit reference to a dividend with respect to the underlying security. An underlying security is any interest in an entity if a payment with respect to that interest could give rise to a U.S. source dividend pursuant to Treasury regulation section 1.861–3. An NPC is a notional principal contract as defined in Treasury regulation section 1.446–3(c). An equity-linked instrument (“ELI”) is a financial instrument (other than a securities lending or sale-repurchase transaction or an NPC) that references the value of one or more underlying securities, including a futures contract, forward contract, option, debt instrument, or other contractual arrangement. A “section 871(m) transaction” is any securities lending or sale-repurchase transaction, specified NPC, or specified ELI.

Pursuant to the regulations and Notice 2017-42, for any payment made on or after January 1, 2017 with respect to any transaction issued on or after January 1, 2017, any NPC or ELI that has a delta of one with respect to an underlying security when the NPC or ELI is issued is a specified NPC or specified ELI, respectively. For any payment made on or after January 1, 2019 with respect to any transaction issued on or after January 1, 2019, (a) a “simple” NPC or “simple” ELI that has a delta of 0.8 or greater with respect to an underlying security when the NPC or ELI is issued is a specified NPC or specified ELI, respectively, and (b) a “complex” NPC or “complex” ELI that meets a substantial equivalence test with respect to an underlying security at the time of issuance is a specified NPC or specified ELI, respectively.

Certain events could cause previously issued securities to be deemed to be issued as new securities for purposes of the effective dates provided in the regulations. For example, it is possible that the IRS could assert that a reconstitution or rebalancing of the underlying is a significant modification of the securities due to an exercise of discretion with respect to such reconstitution or rebalancing and, therefore, a deemed issuance of the securities upon the occurrence of such event. It is also possible that U.S. withholding tax could apply to the securities under these rules if a Non-U.S. Holder enters, or has entered, into certain other transactions in respect of the underlying or the securities. A Non-U.S. Holder that enters, or has entered, into other transactions in respect of the underlying or the securities should consult its own tax advisor regarding the application of Code section 871(m) to its securities in the context of its other transactions.

Withholding on payments will be based on actual dividends or, if otherwise notified by us in accordance with applicable regulations, on estimated dividends used in pricing the security. If an adjustment is made for the actual dividends, then the true-up payment (in addition to the estimated dividend) is added to the per-share dividend amount. If a transaction is a section 871(m) transaction, information regarding the amount of each dividend equivalent, the delta of the potential 871(m) transaction, the amount of any tax withheld and deposited, the estimated dividend amount and any other information necessary to apply the regulations will be provided, communicated, or made available to Non-U.S. Holders in a manner permitted by the applicable regulations.

In accordance with the regulations and Notice 2017-42, U.S. tax will be withheld on any portion of a payment or deemed payment (including, if appropriate, the payment of the purchase price) that is a dividend equivalent with respect to any security unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided. If withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld. These regulations are extremely complex. Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of these regulations and whether payments or deemed payments on the securities constitute dividend equivalent payments.

Foreign Investment in U.S. Real Property

A Non-U.S. Holder may be subject to U.S. federal income tax on a disposition of a “U.S. real property interest” as defined in Treasury Regulations section 1.897-1(c) (a “USRPI”). Any gain on such disposition is treated as effectively connected with a U.S. trade or business of the Non-U.S. Holder and is subject to tax and withholding on the amount realized on the disposition. A USRPI may consist of an interest in U.S. real property or an interest in a United States real property holding corporation (a “USRPHC”) within the meaning of Code section 897. However, an interest in a USRPHC that does not exceed generally 5% of the corporation’s regularly traded stock is not a USRPI.

Thus, a Non-U.S. Holder who owns directly, indirectly or constructively, shares of any underlying that is considered to be a USRPI, or other interests having a return based on the appreciation in the value of, or in the gross or net proceeds or profits generated by, such underlying, may be subject to U.S. federal income tax on the sale or exchange of the securities if such Non-U.S. Holder owns more than generally 5% of the shares of such underlying when considering the shares or other interests of such underlying that are directly, indirectly or constructively owned by such Non-U.S. Holder. Ownership of the securities may also impact the taxation of such other shares or interests.

We do not intend to ascertain whether the issuer of shares in any underlying is a USRPHC. In making its investment decision, a Non-U.S. Holder should be prepared to accept the tax treatment that results from either the underlying being treated as a USRPI or from the underlying not being a USRPI.

Each Non-U.S. Holder, in connection with acquiring the securities, is deemed to represent that it does not own, and will not own, more than 5% of the shares of each of the underlying that is considered to be a USRPHC, either directly, indirectly or constructively. We and any withholding agent will rely on the accuracy of this representation. For purposes of this discussion, any interest other than solely as a creditor within the meaning of Treasury Regulations Section 1.897-1(d) shall be treated as ownership of shares of the underlying.

Non-U.S. Holders should consult their own tax advisors on the impact of other shares or interests in the underlying, the impact of ownership of the securities on such other shares or interests, and the consequences of making the representation in the preceding paragraph.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

A security may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the security at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Potential Changes to the Tax Rules for Financial Instruments

Members of Congress have from time to time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments (potentially including the securities). These or other potential changes in law could adversely affect the tax treatment of the securities and may be applied with retroactive effect. You are urged to consult your tax advisor regarding how any such potential changes in law could affect you.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion. A holder of the securities may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W–8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption. If such withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3–101, as modified by Section 3(42) of ERISA) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the securities of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96–23), (B) the insurance company general account exemption (PTCE 95–60), (C) the bank collective investment fund exemption (PTCE 91–38), (D) the insurance company pooled separate account exemption (PTCE 90–1) and (E) the qualified professional asset manager exemption (PTCE 84–14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Each purchaser or holder of the securities, and each fiduciary who causes any entity to purchase or hold the securities, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

In addition, any purchaser, that is a Plan or that is acquiring the securities on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that (a) none of Credit Suisse, the calculation agent or any of their respective affiliates (each, a “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any final or proposed regulations thereunder, or with respect to a non-ERISA Arrangement under Similar Law) with respect to the acquisition, holding or disposition of the securities, or as a result of any exercise by us or our affiliates of any rights in connection with the securities, (b) no advice provided by us or any of our affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the securities and the transactions contemplated with respect to the securities, and (c) such purchaser recognizes and agrees that any communication from us or any of our affiliates to the purchaser with respect to the securities is not intended by us or any of our affiliates to be impartial investment advice and is rendered in its capacity as a seller of such securities and not a fiduciary to such purchaser. Purchasers of the securities have exclusive responsibility for ensuring that their purchase, holding, and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Underwriting (Conflicts of Interest)

We will sell the securities to CSSU and certain other agents that are or may become party to the Distribution Agreement, as amended or supplemented, from time to time (CSSU and such other agents, each an “Agent” and collectively, the “Agents”), acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Each Agent may offer the securities it has purchased as principal to other dealers. Each Agent may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by each Agent from us. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed.

We may also sell securities to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the applicable pricing supplement. An Agent may offer the securities it has purchased as principal to other dealers. That Agent may sell the securities to any dealer at a discount and the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of securities that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Each issue of securities will be a new issue of securities with no established trading market. CSSU intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may use the offering documents in connection with the offers and sales of securities related to market making transactions by and through our broker-dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. The securities will not be listed on a national securities exchange in the United States or any other country.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

Because CSSU is one of our wholly owned subsidiaries, CSSU has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offering of the securities in which it participates. The net proceeds received from the sale of the securities will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the securities to any of its discretionary accounts without the prior written approval of the customer.

We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by CSSU in excess of the principal amount of securities CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing securities in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business. Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

In the United States, the securities may be offered for sale in those jurisdictions where it is lawful to make such offers.

Each Agent has represented and agreed that it will not offer or sell the securities in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained. We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the securities, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

No action has been or will be taken by us, CSSU or any dealer that would permit a public offering of the securities or possession or distribution of the offering documents in any jurisdiction other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of the offering documents relating to the securities may be made in or from any jurisdiction, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us, CSSU, the Agents or any dealer.

Concurrently with the offering of the securities as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

Notice to Investors

Argentina

This document, and the documents related to the offering, have not been submitted to the Argentine Securities Commission (“Comisión Nacional de Valores”) for approval. Accordingly, the securities may not be offered or sold to the public in Argentina. This document does not constitute an offer of, or an invitation to purchase, the securities in Argentina.

Bahamas

The securities may not be offered or sold in or from within The Bahamas unless the offer or sale is made by a person appropriately licensed or registered to conduct securities business in or from within The Bahamas.

The securities may not be offered or sold to persons or entities deemed resident in The Bahamas pursuant to the Exchange Control Regulations, 1956 of The Bahamas unless the prior approval of the Exchange Control Department of the Central Bank of The Bahamas is obtained.

No distribution of the securities may be made in The Bahamas unless a preliminary prospectus and a prospectus have been filed with the Securities Commission of The Bahamas (the “Securities Commission”) and the Securities Commission has issued a receipt for each document, unless such offering is exempted pursuant to the Securities Industry Regulations, 2012, in which case additional filing and reporting obligations under Bahamian law may be triggered.

Brazil

The securities have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the securities has not been nor will be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without prior registration under Law No. 6,385, of December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. Therefore, each of the Agents has represented, warranted and agreed that it has not offered or sold, and will not offer or sell, the securities in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation of securities in the Brazilian capital markets regulated by Brazilian legislation. Persons wishing to offer or acquire the securities within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

British Virgin Islands

Recipient acknowledges that it has not been solicited through the distribution of the securities and further represents and warrants that it is not buying or selling the securities in connection with an invitation to buy or sell the securities to the public in the Virgin Islands within the meaning of section 25 of the Securities and Investment Business Act, 2010 (“SIBA”). Recipient further represents and warrants: (a) that it is a Qualified Investor as defined in Schedule 4 of SIBA and, to the extent the recipient is a professional investor for the purposes of Schedule 4, it declares that (i) its ordinary business involves, whether for its own account or the account of others, the acquisition or disposal of property of the same kind as the property constituting the Interests, or a substantial part of the property; or (ii) it has net worth in excess of US$1,000,000 or its equivalent in any other currency and that it consents to being treated as a professional investor within the meaning of section 40 of SIBA; or (b) that no document associated with the purchase or sale of the securities (including any prospectus or offering document) has been received by the recipient at an address in the Virgin Islands other than its registered office in the Virgin Islands.

Cayman Islands

Restrictions on the Offer of the Securities

No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the securities unless the issuer is listed on the Cayman Islands Stock Exchange.

Chile

Neither the Issuer nor the securities have been registered with the Superintendencia de Valores y Seguros pursuant to Law No. 18,045, the Ley de Mercado de Valores, and regulations thereunder, so they may not be offered or sold publicly in Chile. This document does not constitute an offer of, or an invitation to subscribe for or purchase, the securities in the Republic of Chile, other than to individually identified investors pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Colombia

THIS MARKETING MATERIAL DOES NOT CONSTITUTE A PUBLIC OFFER IN THE REPUBLIC OF COLOMBIA. PRODUCTS ARE OFFERED UNDER CIRCUMSTANCES, WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES UNDER APPLICABLE COLOMBIAN SECURITIES LAWS AND REGULATIONS. THE OFFER OF CREDIT SUISSE PRODUCTS AND/OR SERVICES IS ADDRESSED TO LESS THAN ONE HUNDRED SPECIFICALLY IDENTIFIED INVESTORS. CREDIT SUISSE PRODUCTS ARE BEING PROMOTED/MARKETED IN COLOMBIA OR TO COLOMBIAN RESIDENTS IN STRICT COMPLIANCE WITH PART 4 OF DECREE 2555 OF 2010 OF THE GOVERNMENT OF COLOMBIA AND OTHER APPLICABLE RULES AND REGULATIONS RELATED TO THE PROMOTION OF FOREIGN FINANCIAL AND/OR SECURITIES RELATED PRODUCTS OR SERVICES IN COLOMBIA.

UPON PURCHASING THE SECURITIES, COLOMBIAN ELIGIBLE INVESTORS ACKNOWLEDGE THAT THEY ARE SUBJECT TO COLOMBIAN LAWS AND REGULATIONS (IN PARTICULAR, FOREIGN EXCHANGE, SECURITIES AND TAX REGULATIONS) APPLICABLE TO ANY TRANSACTION OR INVESTMENT CONSUMMATED IN CONNECTION WITH ANY RELEVANT INVESTMENT AND UNDER APPLICABLE REGULATIONS AND FURTHER REPRESENT THAT THEY ARE THE SOLE LIABLE PARTY FOR FULL COMPLIANCE WITH ANY SUCH LAWS AND REGULATIONS. IN ADDITION, ANY COLOMBIAN ELIGIBLE INVESTOR ENSURES THAT CREDIT SUISSE WILL HAVE NO RESPONSIBILITY, LIABILITY OR OBLIGATION IN CONNECTION WITH ANY CONSENT, APPROVAL, FILING, PROCEEDING, AUTHORIZATION OR PERMISSION REQUIRED BY THE INVESTOR TO PURCHASE THE SECURITIES OR FOR ANY ACTIONS TAKEN OR REQUIRED TO BE TAKEN BY THE INVESTOR IN CONNECTION WITH THE OFFER, SALE, PURCHASE OR DELIVERY OF THE CREDIT SUISSE PRODUCTS AND/OR SERVICES UNDER COLOMBIAN LAW.

ANY SPECIFIC CLAIM OF THE COLOMBIAN CLIENTS IN CONNECTION WITH THE INVESTMENT SHOULD BE RAISED BEFORE CREDIT SUISSE REPRESENTATIVE OFFICE THAT WILL SERVE AS LIAISON BETWEEN THE COLOMBIAN CLIENTS AND CREDIT SUISSE.

Costa Rica

The securities have not been, and will not be, registered for public offering with the Costa Rican Securities Regulator (Superintendencia General de Valores or “SUGEVAL”). Therefore, the securities are not authorized for public offering in Costa Rica and may not be offered, placed, distributed, commercialized and/or negotiated to the public in Costa Rica. Accordingly, the securities shall not be offered or sold to the public in Costa Rica by means of massive communication or general solicitation, nor shall be placed or distributed between more than 50 individual persons or entities.

Documents and other offering materials relating to the offering of the securities, as well as information contained therein, may not be offered publicly in Costa Rica, nor be used in connection with any public offering for subscription or sale of the securities in Costa Rica. Nothing in this document or any other documents, information or communications related to the securities shall be interpreted as containing any offer or invitation to, or solicitation of, any such distribution, placement, sale, purchase or other transfer of the securities in the Costa Rica.

Dominican Republic

Nothing in this product supplement constitutes an offer of securities for sale in the Dominican Republic. The securities have not been, and will not be, registered with the Superintendence of Securities of the Dominican Republic (Superintendencia de Valores), under Dominican Securities Market Law No. 19–00 (“Securities Law 19–00”), and the securities may not be offered or sold within the Dominican Republic or to, or for the account or benefit of, Dominican persons (as defined under Securities Law 19–00 and its regulations). Failure to comply with these directives may result in a violation of Securities Law 19–00 and its regulations.

Ecuador

a)	to the extent the securities qualify as securities within the meaning of article 2 of the Stock Market Law (“SML”), the securities cannot be publicly offered, sold or advertised within Ecuadorian territory; and

b)	to the extent the securities could also qualify as banking products within the meaning of the Monetary and Financing Code (the “COMF”), it will not offer, sell or advertise the securities in or from Ecuador, as such term is interpreted under the COMF.

Neither this product supplement nor any other documents related to the securities constitute a prospectus in the sense of article 12(3) of the SML and neither this product supplement nor any other documents related to the securities may be publicly distributed or otherwise made publicly available in Ecuador. Credit Suisse has not applied for a listing of the securities on the Stock Market Registry nor in any regulated securities market in Ecuador, and consequently, the information presented in this product supplement does not necessarily comply with the information standards set out in the SML.

El Salvador

THE SECURITIES HAVE NOT BEEN REGISTERED NOR REVIEWED NOR APPROVED BY THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR (SUPERINTENDENCIA DEL SISTEMA FINANCIERO DE EL SALVADOR), THE SALVADORAN PUBLIC SECURITIES REGISTRY (REGISTRO PÚBLICO BURSÁTIL), NOR THE SALVADORAN STOCK EXCHANGE (BOLSA DE VALORES DE EL SALVADOR, S.A. DE C.V.). ACCORDINGLY, (I) THE SECURITIES CANNOT BE PUBLICLY OFERRED OR SOLD IN EL SALVADOR; AND (II) THE SECURITIES AND ITS OFFER ARE NOT SUBJECT TO THE SUPERVISION OF THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR.

European Economic Area

Prohibition of Sales to EEA Retail Investors

From 1 January 2018, the dealer has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of an offering contemplated by this product supplement as completed by the final terms in relation thereto to any retail investor in the European Economic Area. For the purposes of this provision:

a)	the expression "retail investor" means a person who is one (or more) of the following:

i.	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II");

ii.	a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii.	not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive") ; and

b)	the expression “offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities.

Prior to 1 January 2018, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each of the Agents has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities which are the subject of the offering contemplated by this product supplement as completed by the final terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State:

if the final terms or drawdown prospectus in relation to the securities specify that an offer of those securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus, if not a drawdown prospectus, has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in the drawdown prospectus or final terms, as applicable and the Issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b)	at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Agent or Agents nominated by the Issuer for any such offer; or

c)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (b) to (d) above shall require the Issuer or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or to supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State, and by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each Agent has represented and agreed, and each further Agent appointed under this Programme will be required to represent and agree that, in relation to any offering of securities for which the Markets in Financial Instrument Directive 2004/39/EC, as amended (“MiFID”) applies, any commission or fee received from the Issuer complies with the applicable rules set out in MiFID.

Guatemala

A broker dealer should not be subject to the regulations contained in the Securities Exchange Market Law of the Republic of Guatemala nor should the offering be subject to registration at the Securities Exchange Market Registry of the Republic of Guatemala, as long as:

a)	The securities are offered to institutional investors of Guatemala (entities supervised and controlled by the Bank Superintendence, Social Security Institute, public or private social security entities and collective investment entities, vehicles or mechanisms), without the intervention of a third party and without using mass market communications media;

b)	The securities are offered to specific persons or entities, who are less than 35, in total for all the series, in a calendar year.

Honduras

THIS SECURITY MAY NOT BE PUBLICLY OFFERED, SOLD OR RESOLD IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS OR TO ANY PERSON DOMICILED IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS UNLESS THE SECURITY ISSUANCE AND ISSUER ARE DULY REGISTERED IN THE PUBLIC REGISTRATION OF THE HONDURAN SECURITIES MARKET (IN SPANISH “EL REGISTRO PÚBLICO DE MERCADO DE VALORES”) OF THE NATIONAL BANKING AND INSURANCE COMMISSION (IN SPANISH “COMISIÓN NACIONAL DE BANCOS Y SEGUROS”) IN ACCORDANCE WITH THE HONDURAN SECURITIES MARKET LAW,  LEGISLATIVE DECREE NO. 8–2001 (IN SPANISH “LEY DE MERCADO DE VALORES”).

Hong Kong

No person has:

a)	offered or sold and will not offer or sell in Hong Kong, by means of any document, any securities, except for securities which are a "structured product" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "Securities and Futures Ordinance"), other than (i) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; or

b)	issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Mexico

The securities have not been, and will not be, registered with the National Securities Registry, maintained by the Mexican National Banking and Securities Commission, and may not be offered or sold publicly in Mexico.  The securities may be sold privately to Mexican institutional and qualified investors, pursuant to the private placement exemption set forth in Article 7 of the Mexican Securities Market Law.

Nicaragua

This offer/document is not addressed to the Nicaraguan market or to any person domiciled in the Republic of Nicaragua.

Panama

The securities, its offer, sale or any transaction thereof have not been and will not be registered under the Panamanian Securities Law (Law–Decree N° 1 of July 8, 1999 as amended from time to time, the “Panamanian Securities Law”) or with the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) in reliance upon an exemption therefrom, since all invitations to subscribe for or purchase them shall be made on a “private basis” or in “transactions exempted” (as both terms are defined by said Law-Decree) from the registration requirements under the same. Therefore this document has not been passed through the screening of and will not be subject to the supervision by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission). Any representation to the contrary is unlawful. Every investor of the securities must have knowledge and experience or must get professional advice in financial, tax and business matters when evaluating the risks and merits of investing in the securities.

The offering and transferability of the securities is restricted and there will be no public market for them.

Investors may not act, in regard to the securities, in any manner that would be characterized as a public offering (“Oferta Pública”), as defined under the Panamanian Securities Law, triggering registration or license requirements.

Investors must consult with their own local legal counsel regarding the legal requirements to avoid trespassing the thresholds of a “private placement” as defined by the Panamanian Securities Law.

In any case, the holder of any securities must agree: (i) not to make an offer to resell said securities to more than twenty five (25) persons (either individuals or companies); (ii) not to sell the same to more than ten (10) persons (either individuals or companies) within a year, in the Republic of Panama or to persons domiciled in Panama; and (iii) not to offer or sell the securities through public communication media or in a fashion that may be considered by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) as public or as being actively or publicly offering or requesting purchase or sale order.

Peru

The securities will not be subject to a public offering in the Republic of Peru. Therefore, this document and other offering materials relating to the offer of the securities have not been, and will not be, registered with the Peruvian Superintendence of the Securities Market (Superintendencia del Mercado de Valores – “SMV”). This document and other offering materials relating to the offer of the securities are being supplied only to those Peruvian institutional investors who have expressly requested it. They are strictly confidential and may not be distributed to any person or entity other than the recipients thereof. Each Pension Fund should determine the eligibility of the securities based on its own analysis of this document and the other offering materials related to the offer. In case the securities comply with the regulatory requirements and thus are considered eligible, such decision should be recorded on the “Eligibility Registry” managed by each Pension Fund, as required by Peruvian law. Other institutional investors, as defined by Peruvian legislation, must rely on their own examination of the Issuer and the terms of the offering of the securities to determine their ability to invest in them. Accordingly, the securities may not be offered or sold in the Republic of Peru except in compliance with the securities law and regulations of the Republic of Peru. This notice is for informative purposes only and it does not constitute a public or private offering of any kind.

Trinidad & Tobago

Restrictions on Transfer

No holder of the securities may distribute or offer to sell any securities to a Trinidad and Tobago resident without the prior written consent of the Trustee. The Trustee shall not give its consent to a holder of the securities to distribute or offer to sell a security to a Trinidad and Tobago resident:

a)	if such distribution or offer for sale would result in the Issuer and/or the Trustee having to comply with any provisions of the Securities Act, 2012 of the laws of Trinidad and Tobago; and

b)	unless such consent is made conditional upon the holder of the securities ensuring that each purchaser of the securities enters into a direct covenant with the Issuer and the Trustee not to distribute or offer to sell any securities without their prior written consent.

Uruguay

The debt securities are not and will not be registered with the Central Bank of Uruguay. The debt securities are not and will not be offered publicly in or from Uruguay and are not and will not be traded on any Uruguayan stock exchange. This offer has not been and will not be announced to the public and offering materials will not be made available to the general public except in circumstances which do not constitute a public offering of securities in Uruguay, in compliance with the requirements of the Uruguayan Securities Market Law (Law Nº 18.627 and Decree 322/011). The debt securities will be offered in or from Uruguay only on a private placement basis. Public advertising of this offering is and will be avoided.

Credit Suisse AG